EXHIBIT 10.26





                              U.S. $250,000,000

                              CREDIT AGREEMENT
                            (Short Term Facility)


                         Dated as of August 20, 1999

                                    Among

                               CSC ENTERPRISES

                                 as Borrower
                                 -----------

                                     and

                        COMPUTER SCIENCES CORPORATION

                          as Borrower and Guarantor
                          -------------------------

                                     and

                            THE BANKS NAMED HEREIN

                                  as Lenders
                                  ----------

                                     and

                              CITICORP USA, INC.

                           as Administrative Agent
                           -----------------------

                                     and

                          SALOMON SMITH BARNEY INC.

                                 as Arranger
                                 -----------

                              TABLE OF CONTENTS

                                                                         Page

ARTICLE I          DEFINITIONS AND ACCOUNTING TERMS....................... 1

Section 1.01       Certain Defined Terms.................................. 1
Section 1.02       Computation of Time Periods............................11
Section 1.03       Accounting Terms.......................................11

ARTICLE II         AMOUNTS AND TERMS OF THE ADVANCES......................11

Section 2.01       The A Advances.........................................11
Section 2.02       Making the A Advances..................................12
Section 2.03       The B Advances.........................................14
Section 2.04       Fees...................................................17
Section 2.05       Termination and Reduction of the Commitments...........18
Section 2.06       Repayment and Prepayment of A Advances.................18
Section 2.07       Interest on A Advances.................................20
Section 2.08       Interest Rate Determination............................20
Section 2.09       Voluntary Conversion or Continuation of A Advances.....21
Section 2.10       Increased Costs........................................21
Section 2.11       Payments and Computations..............................22
Section 2.12       Taxes..................................................23
Section 2.13       Sharing of Payments, Etc...............................25
Section 2.14       Evidence of Debt.......................................25
Section 2.15       Use of Proceeds........................................26
Section 2.16       Extension of the Commitment Termination Date...........26
Section 2.17       Substitution of Lenders................................27
Section 2.18       Increased Commitments; Additional Lenders..............27
Section 2.19       Term Loan..............................................28
Section 2.20       Special Purpose Funding Vehicles.......................29

ARTICLE III        CONDITIONS OF LENDING..................................29

Section 3.01       Condition Precedent to Effective Date..................29
Section 3.02       Conditions Precedent to Each A Borrowing...............30
Section 3.03       Conditions Precedent to Each B Borrowing...............30

ARTICLE IV         REPRESENTATIONS AND WARRANTIES.........................31

Section 4.01       Representations and Warranties of the Partnership......31
Section 4.02       Representations and Warranties of the Corporation......34

ARTICLE V          COVENANTS..............................................37

Section 5.01       Affirmative Covenants of the Partnership...............37

                              TABLE OF CONTENTS
                                 (continued)

                                                                         Page

Section 5.03       Affirmative Covenants of the Corporation...............41
Section 5.04       Negative Covenants of the Corporation..................45

ARTICLE VI         EVENTS OF DEFAULT......................................47

Section 6.01       Events of Default......................................47

ARTICLE VII        THE AGENT..............................................50

Section 7.01       Authorization and Action...............................50
Section 7.02       Agent's Reliance, Etc..................................50
Section 7.03       CUSA and Affiliates....................................50
Section 7.04       Lender Credit Decision.................................51
Section 7.05       Indemnification........................................51
Section 7.06       Successor Agent........................................51

ARTICLE VIII       THE GUARANTY...........................................51

Section 8.01       Guaranty of the Guarantied Obligations.................52
Section 8.02       Liability of the Guarantor.............................52
Section 8.03       Waivers by the Guarantor...............................54
Section 8.04       Payment by the Guarantor...............................54
Section 8.05       Subrogation............................................55
Section 8.06       Subordination of Other Obligations.....................55
Section 8.07       Expenses...............................................55
Section 8.08       Continuing Guaranty; Termination of Guaranty...........56
Section 8.09       Authority of the Guarantor or the Partnership..........56
Section 8.10       Financial Condition of the Partnership.................56
Section 8.11       Rights Cumulative......................................56
Section 8.12       Bankruptcy; Post-Petition Interest; Reinstatement
                    of the Guaranty.......................................56
Section 8.13       Notice of Events.......................................57
Section 8.14       Set Off................................................57
Section 8.15       Determination of the Guarantied Obligations............58
Section 8.16       Successors and Assigns.................................58
Section 8.17       Further Assurances.....................................58

ARTICLE IX         MISCELLANEOUS..........................................58

Section 9.01       Amendments, Etc........................................58
Section 9.02       Notices, Etc...........................................59
Section 9.03       No Waiver; Remedies....................................59
Section 9.04       Costs, Expenses and Indemnification....................59
Section 9.05       Right of Set-off ......................................60
Section 9.06       Binding Effect.........................................61

                              TABLE OF CONTENTS
                                 (continued)

                                                                         Page

Section 9.07       Assignments and Participations.........................61
Section 9.08       Governing Law..........................................63
Section 9.09       Execution in Counterparts..............................63
Section 9.10       Consent to Jurisdiction; Waiver of Immunities..........63
Section 9.11       Waiver of Trial by Jury................................63
Section 9.12       Limited Liability of Merel Corporation.................64
Section 9.13       Survival of Warranties.................................64
Section 9.14       Severability...........................................64
Section 9.15       Headings...............................................64


SCHEDULES

Schedule I       List of Applicable Lending Offices
----------

Schedule II      Property of Partnership
-----------

Schedule III     Property of Corporation
------------


EXHIBITS

Exhibit A-1     Form of Notice of A Borrowing
-----------

Exhibit A-2     Form of Notice of B Borrowing
-----------

Exhibit B       Form of Assignment and Acceptance
---------

Exhibit C-1     Form of Opinion of Gibson, Dunn & Crutcher, Counsel for the
-----------     Borrower

Exhibit C-2     Form of Opinion of Hayward D. Fisk, Esq., Counsel for the
-----------     Borrower

Exhibit D       Form of Extension Request
---------

                              CREDIT AGREEMENT
                            (Short Term Facility)

                         Dated as of August 20, 1999

          CSC Enterprises, a Delaware general partnership (the "Partnership"), as a Borrower, Computer Sciences Corporation, a Nevada corporation (the "Corporation"), as a Borrower and as the Guarantor, the financial institutions (the "Banks") listed on the signature pages hereof, and Citicorp USA, Inc. ("CUSA"), as administrative agent (the "Agent") for the Lenders hereunder, agree as follows:


                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

          Section 1.01     Certain Defined Terms.
                           ---------------------
          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "A Advance" means an advance by a Lender to a Borrower as part of an
           ---------
A Borrowing (and after the making of the Term Loans, the Term Loans), and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of A Advance.

          "A Borrowing" means a borrowing consisting of A Advances of the same
           -----------
Type made on the same day to the same Borrower pursuant to the same Notice of A Borrowing by each of the Lenders pursuant to Section 2.01.

          "Adjusted Eurodollar Rate" means, for any Interest Period for each
           ------------------------
Eurodollar Rate Advance comprising part of the same A Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the respective Reference Bank's (or, in the case of Citibank, CUSA's) Eurodollar Rate Advance comprising part of such A Borrowing and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage. The Adjusted Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same A Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of
                                   -------  -------
Section 2.08.

          "Advance" means an A Advance or a B Advance.
           -------

          "Affiliate" means, as to any Person, any other Person that, directly
           ---------
or indirectly, controls, is controlled by or is under common control with such Person or is a director or executive officer (as such term is used in Regulation S-K promulgated under the Securities Act of 1933, as amended) of such Person.

          "Agreement" means this Credit Agreement, as this Credit Agreement
           ---------
may be amended, supplemented or otherwise modified from time to time.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
Lender's Domestic Lending Office in the case of a Base Rate Advance, and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a B Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such B Advance.

          "Applicable Margin" means, for any period for which any interest
           -----------------
payment is to be made with respect to any Eurodollar Rate Advance, the interest rate per annum derived by dividing (i) the sum of the Daily Margins for each of the days included in such period by (ii) the number of days included in such period.

          "Assignment and Acceptance" means an assignment and acceptance
           -------------------------
entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit B hereto.

          "B Advance" means an advance by a Lender to a Borrower as part of a
           ---------
B Borrowing resulting from the auction bidding procedure described in Section 2.03.

          "B Borrowing" means a borrowing consisting of B Advances made on the
           -----------
same day to the same Borrower pursuant to the same Notice of B Borrowing by each of the Lenders whose offer to make one or more B Advances as part of such borrowing has been accepted by a Borrower under the auction bidding procedure described in Section 2.03.

          "B Reduction" has the meaning specified in Section 2.01.
           -----------

          "Base Rate" means, for any period, a fluctuating interest rate per
           ---------
annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) the sum of (A) 1/2 of one percent per annum plus (B) the rate obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks (such three-week moving average being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent), by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirements for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month nonpersonal time deposits of at least $100,000), plus
(C) the average during such three-week period of the daily net annual assessment rates estimated by Citibank for determining the current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation for insuring three-month deposits in the United States; or

               (c)    1/2 of one percent per annum above the Federal Funds
Rate.

          "Base Rate Advance" means an A Advance which bears interest as
           -----------------
provided in Section 2.07(a).

          "Borrower" means (i) the Partnership, or (ii) the Corporation, in
           --------
the Corporation's capacity as a borrower hereunder, and "Borrowers" means both of them, together.

          "Borrowing" means an A Borrowing or a B Borrowing.
           ---------

          "Business Day" means a day of the year on which banks are not
           ------------
required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Expenditures" means, for any period, the expenditures
           --------------------
(whether paid in cash or accrued as a liability) that are or are required to be included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated statement of cash flows of the Corporation and its Subsidiaries.

          "Capital Lease" means, with respect to any Person, any lease of any
           -------------
property by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

          "CBI" has the meaning specified in Section 4.01(n).
           ---

          "Citibank" means Citibank, N.A.
           --------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Commercial Paper" means commercial paper issued by  the Partnership
           ----------------
or the Corporation from time to time.

          "Commitment" has the meaning specified in Section 2.01.
           ----------

          "Commitment Termination Date"  means, with respect to any Lender,
           ---------------------------
the date that occurs 364 days from the Effective Date; provided, however,
                                                       --------
that, subject to the
provisions of Section 2.16, if any Lender has consented to an Extension Request with regard to the then existing Commitment Termination Date, the then existing Commitment Termination Date as to such Lender shall be automatically extended for 364 days from the then existing Termination Date.

          "Consolidated Gross Cash Flow" means, for any period, (i) the sum of
           ----------------------------
(A) net income, plus (B) taxes on income, plus (C) net interest expense, plus
(D) depreciation expense, plus (E) amortization expense of goodwill, financing costs and other intangibles, plus (F) extraordinary losses, plus (G) other non-cash charges to the extent deducted from net income, minus (ii) the sum of
(A) extraordinary gains and (B) the aggregate amount of Capital Expenditures, all of the foregoing shall be on a consolidated basis for the Corporation and its Subsidiaries.

          "Consolidated Interest Expense" means, for any period, consolidated
           -----------------------------
total net interest expense in respect of Debt of the Corporation and its Subsidiaries.

          "Consolidated Total Capitalization" means, as of any date of
           ---------------------------------
determination, the sum of (a) consolidated stockholders' equity of the Corporation and its Subsidiaries determined in accordance with GAAP and (b) Consolidated Total Debt.

          "Consolidated Total Debt" means, as of any date of determination,
           -----------------------
all Debt of the Corporation and its Subsidiaries on a consolidated basis.

          "Convert," "Conversion" and "Converted" each refers to a conversion
           -------    ----------       ---------
of A Advances of one Type into A Advances of another Type pursuant to Section 2.09.

          "Corporation" means Computer Sciences Corporation, a Nevada
           -----------
corporation, in its capacity as a Borrower hereunder, in its capacity as the Guarantor hereunder or both, as the context may require.

          "CSC Partners" means those partners of the Partnership which are
           ------------
wholly-owned direct or indirect Subsidiaries of the Corporation.

          "Daily Margin" means, for any date of determination, the interest
           ------------
rate per annum set forth in the table below that corresponds to (i) the Level applicable to such date of determination and (ii) the Utilization Ratio applicable to such date of determination:

     Daily Margin when      Daily Margin when               Daily Margin when
     Utilization Ratio      Utilization Ratio is greater    Utilization Ratio
     is equal to or         than 0.35:1.00 but less         is greater than
     less than 0.35:1.00    than or equal to 0.65:1.00      0.65:1.00
     -------------------    ----------------------------    -----------------

Level 1    0.145%                  0.195%                      0.32%

Level 2    0.17%                   0.22%                       0.345%

Level 3    0.25%                   0.35%                       0.60%

Level 4    0.325%                  0.425%                      0.675%

          For purposes of this definition, (a) "Utilization Ratio" means, as
                                                -----------------
of any date of determination, the ratio of (1) the aggregate outstanding principal amount of all Advances as of such date to (2) the aggregate amount of all Commitments in effect as of such date (whether used or unused and without giving effect to any B Reduction), (b) if any change in the Rating established by S&P or Moody's shall result in a change in the Level, the change in the Daily Margin shall be effective as of the date on which such rating change is publicly announced (in the case of a public rating) or is disclosed to the Corporation (in the case of a private rating), (c) if Ratings are unavailable from both S&P and Moody's for any reason for any day, then the applicable Level for such day shall be deemed to be Level 4 (or, if the Majority Lenders consent in writing, such other Level as may be reasonably determined by the Majority Lenders from a rating with respect to Long-Term Debt of the Corporation for such day established by another rating agency reasonably acceptable to the Majority Lenders) and (d) if a Rating is not available from S&P or Moody's (but not both) for any reason for any day, then the applicable Level shall be set by reference to the Rating of S&P or Moody's that is available for such day.

          "Debt" means, with respect to any Person, (i) indebtedness of such
           ----
Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services, excluding trade payables or accrued expenses arising in the ordinary course of business,
(iv) obligations of such Person as lessee under Capital Leases, and (v) obligations of such Person under direct or indirect guaranties in respect of, and obligations of such Person (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(i) through (iv) above, provided that "Debt" shall not include borrowings against the cash surrender value of life insurance policies covering employees of Borrowers or their Affiliates and owned by the Corporation or the Partnership so long as (x) recourse for such borrowings is limited to such policies and the proceeds thereof and (y) any value assigned to such policies on the consolidated financial statements of the Corporation and its Subsidiaries is net of the amount of such borrowings.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

          "Effective Date" means August 20, 1999, so long as the conditions
           --------------
precedent set forth in Section 3.01 have been satisfied.

          "Eligible Assignee" means any financial institution or entity
           -----------------
engaged in the business of extending revolving credit approved in writing by the Borrowers and the Agent as an Eligible Assignee for purposes of this Agreement, provided that the Borrowers' and the Agent's approval shall not be unreasonably withheld, and provided further that no such approval shall be required in the case of an assignment by a Bank to an Affiliate of such Bank.

          "Environmental Law" means any and all statutes, laws, regulations,
           -----------------
ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions of any federal, state or local governmental authority within the United States or any State or territory thereof and which relate to the environment or the release of any materials into the environment.

          "ERISA" means the Employee Retirement Income Security Act of 1974,
           -----
as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person who for purposes of Title IV of
           ---------------
ERISA is a member of either Borrower's controlled group, or under common control with such Borrower, within the meaning of Section 414 of the Code and the regulations promulgated and rulings issued thereunder.

          "ERISA Event" means (i) the occurrence of a reportable event, within
           -----------
the meaning of Section 4043 of ERISA, unless the 30-day notice requirement with respect thereto has been waived by the PBGC; (ii) the provision by the administrator of any Pension Plan of a notice of intent to terminate such Pension Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (iii) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by either Borrower or an ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (v) the failure by either Borrower or any ERISA Affiliate to make a payment to a Pension Plan required under Section 302(f)(1) of ERISA, which
Section imposes a lien for failure to make required payments; (vi) the adoption of an amendment to a Pension Plan requiring the provision of security to such Pension Plan, pursuant to Section 307 of ERISA; or (vii) the institution by the PBGC of proceedings to terminate a Pension Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which, in the reasonable judgment of either Borrower, might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Pension Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

          "Eurodollar Rate Advance" means an A Advance which bears interest as
           -----------------------
provided in Section 2.07(b).

          "Eurodollar Rate Reserve Percentage" of any Lender for any Interest
           ----------------------------------
Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Existing Credit Agreement" means the Credit Agreement dated as of
           -------------------------
September 15, 1995, among the Partnership, the Corporation, the lenders party thereto and CUSA, as agent for such lenders, as amended.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "GAAP" means generally accepted accounting principles set forth in
           ----
the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Guarantied Obligations" has the meaning assigned to that term in
           ----------------------
Section 8.01.

          "Guarantor" means the Corporation, in its capacity as the guarantor
           ---------
hereunder.

          "Guaranty" shall have the meaning set forth in Section 8.01.
           --------

          "Insufficiency" means, with respect to any Pension Plan, the amount,
           -------------
if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Interest Period" means, for each Eurodollar Rate Advance comprising
           ---------------
part of the same A Borrowing, the period commencing on the date of such Eurodollar Rate Advance, or on the date of continuation of such Advance as a Eurodollar Rate Advance upon expiration of successive Interest Periods applicable thereto, or on the date of Conversion of a Base Rate Advance into a Eurodollar Rate Advance, and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the applicable Borrower may select in the Notice of Borrowing or the Notice of Conversion/Continuation for such Advance; provided, however, that:
                                          --------  -------

                    (i) a Borrower may not select any Interest Period which ends after the earliest Commitment Termination Date of any Lender then in effect (or after the Term Loan Maturity Date if such Advances comprise all or a part of the Term Loan);

                    (ii) Interest Periods commencing on the same date for A Advances comprising part of the same A Borrowing shall be of the same duration; and

                    (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

          "Lenders" means the Banks listed on the signature pages hereof and
           -------
each Eligible Assignee that shall become a party hereto pursuant to Section
9.07.

          "Level" means Level 1, Level 2, Level 3 or Level 4,  as the case
           -----
may be.

          "Level 1" means that, as of any date of determination, the higher of
           -------
the Ratings is equal to or better than A+ or A1, as applicable, as of such date of determination.

          "Level 2" means that, as of any date of determination, the higher of
           -------
the Ratings is equal to A or A2, as applicable, as of such date of determination.

          "Level 3" means that, as of any date of determination, the higher of
           -------
the Ratings is equal to A- or A3, as applicable, as of such date of determination.

          "Level 4" means that, as of any date of determination, the higher of
           -------
the Ratings is equal to or lower than BBB+ or Baa1, as applicable, as of such date of determination, or the only Rating is a private rating and the Corporation will not authorize the applicable rating agency to make such Rating available to the Agent and the Lenders.

          "Lien" means any lien, mortgage, pledge, security interest, charge
           ----
or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

          "Long-Term Debt" means senior, unsecured, long term debt securities
           --------------
of the Corporation.

          "Majority Lenders" means at any time Lenders holding greater than
           ----------------
50% of the then aggregate unpaid principal amount of the A Advances held by Lenders, or, if no such principal amount is then outstanding, Lenders having greater than 50% of the Commitments (provided that, for purposes hereof, neither a Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders holding such amount of the A Advances or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the A Advances or the total Commitments).

          "Managing Partner" means CSC Enterprises, Inc., a Nevada corporation
           ----------------
and an indirect wholly-owned Subsidiary of the Corporation.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA to which either Borrower or any ERISA Affiliate of such Borrower is making, or is obligated to make, contributions or has within any of the preceding six plan years been obligated to make or accrue contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
           ----------------------
Section 4001(a)(15) of ERISA, which (i) is maintained for employees of either Borrower or an ERISA Affiliate and at least one Person other than such Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which either Borrower or an ERISA Affiliate could have liability under Section 4063, 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Non-Hostile Acquisition" means an acquisition (whether by purchase
           -----------------------
of capital stock or assets, merger or otherwise) which has been approved by resolutions of the Board of Directors of the Person being acquired or by similar action if the Person is not a corporation and as to which such approval has not been withdrawn.

          "Notice of A Borrowing" has the meaning specified in Section
           ---------------------
2.02(a).

          "Notice of a B Borrowing" has the meaning specified in Section
           -----------------------
2.03(a).

          "Notice of Borrowing" means the Notice of A Borrowing or the Notice
           -------------------
of B Borrowing or both, as the context may require.

          "Notice of Conversion/Continuation" has the meaning specified in
           ---------------------------------
Section 2.09.

          "Partnership" means CSC Enterprises, a Delaware general partnership,
           -----------
in its capacity as a Borrower hereunder.

          "Payment in full", "paid in full" or any similar term, as used in
           ---------------
Article VIII hereof, means payment in full of the Guarantied Obligations including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, legal fees and expenses) of Lenders and Agent as required hereunder.

          "PBGC" means the U.S. Pension Benefit Guaranty Corporation.
           ----

          "Pension Plan" means a Single Employer Plan or a Multiple Employer
           ------------
Plan or both.

          "Person" means an individual, partnership, corporation, business
           ------
trust, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Potential Event of Default" means a condition or event which, after
           --------------------------
notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "Rating" means a public or private rating established by S&P or
           ------
Moody's with respect to the Long-Term Debt or, if there is no Long-Term Debt outstanding, a private rating established by S&P or Moody's with respect to the Corporation.

          "Reference Banks" means Citibank, Morgan Guaranty Trust Company of
           ---------------
New York and The First National Bank of Chicago.

          "Register" has the meaning specified in Section 9.07(c).
           --------

          "S&P" means Standard & Poor's Ratings Group.
           ---

          "SEC" means the Securities and Exchange Commission and any successor
           ---
agency.

          "Significant Subsidiary" means, at any time, any Subsidiary of the
           ----------------------
Partnership or of the Corporation which accounts for more than 5% of consolidated total assets or 5% of consolidated revenue of the Corporation and its Subsidiaries determined in accordance with GAAP.

          "Single Employer Plan" means a single employer plan, as defined in
           --------------------
Section 4001(a)(15) of ERISA, which (i) is maintained for employees of either Borrower or any ERISA Affiliate and no Person other than such Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which either Borrower or an ERISA Affiliate could have liability under Section 4062 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subsidiary" of any Person means any corporation, association,
           ----------
partnership or other business entity of which at least 50% of the total voting power of shares of stock or other securities entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Termination Date" means, with respect to any Lender, the earlier
           ----------------
of (i) the Commitment Termination Date of such Lender and (ii) the date of termination in whole of the Commitments of all Lenders pursuant to Section
2.05 or 6.01.

          "Term Loans" shall have the meaning assigned to that term in
           ----------
Section 2.19.

          "Term Loan Maturity Date" shall be the date occurring one year
           -----------------------
after the date on which the Term Loan is made.

          "Type" means, with reference to an A Advance, a Base Rate Advance
           ----
or a Eurodollar Rate Advance.

          "Withdrawal Liability" has the meaning given such term under Part I
           --------------------
of Subtitle E of Title IV of ERISA.

          Section 1.02    Computation of Time Periods.
                          ---------------------------
          In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

          Section 1.03    Accounting Terms.
                          ----------------
          All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) or
Section 4.02(e), as the case may be. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with generally accepted accounting principles in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements delivered to the Lenders pursuant to Section 4.01(e) or Section 4.02(e), as the case may be. If at any time the computations for determining compliance with financial covenants or provisions relating thereto utilize generally accepted accounting principles different than those then being utilized in the financial statements being delivered to the Lenders, such financial statements shall be accompanied by a reconciliation statement.


                                ARTICLE II
                     AMOUNTS AND TERMS OF THE ADVANCES

          Section 2.01    The A Advances.
                          --------------
          Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to either Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date of such Lender in an aggregate amount (together with the aggregate amount of A Advances made to the other Borrower that is outstanding at such time) not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c), as such amount may be reduced pursuant to Section 2.05 (such Lender's "Commitment"); provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the B Advances then outstanding and at any time of determination, such deemed use of the aggregate amount of the Commitments shall be applied to the Lenders ratably according to their respective Commitments in effect at such time of determination (such deemed use of the aggregate amount of the Commitments being a "B Reduction"). Each A Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of A Advances of the same Type made on the same day to the same Borrower by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, each Borrower may from time to time borrow, prepay pursuant to Section 2.06(d) and reborrow under this Section 2.01.

          Section 2.02    Making the A Advances.
                          ---------------------

               (a) Each A Borrowing shall be made on notice, given not later than (x) 10:00 A.M. (New York City time) on the date of a proposed A Borrowing consisting of Base Rate Advances and (y) 12:00 noon (New York City time) on the third Business Day prior to the date of a proposed A Borrowing consisting of Eurodollar Rate Advances, by the Borrower requesting the proposed A Borrowing to the Agent, which shall give to each Lender prompt notice thereof by telecopier, telex or cable. Each such notice of an A Borrowing (a "Notice of A Borrowing") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit A-1 hereto, specifying therein the requested (i) date of such A Borrowing, (ii) Type of A Advances comprising such A Borrowing, (iii) aggregate amount of such A Borrowing, and (iv) in the case of an A Borrowing comprised of Eurodollar Rate Advances, the initial Interest Period for each such A Advance. A Borrower may, subject to the conditions herein provided, borrow more than one A Borrowing on any Business Day. Each Lender shall, before 1:00 P.M. (New York City time) in the case of a Borrowing consisting of Base Rate Advances and before 11:00 A.M. (New York City time) in the case of a Borrowing consisting of Eurodollar Rate Advances, in each case on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 9.02, in same day funds, such Lender's ratable portion of such A Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Agent will make such funds available to the Borrower requesting the proposed A Borrowing at the Agent's aforesaid address.

               (b) Anything in subsection (a) above to the contrary notwithstanding,

                    (i) a Borrower may not select Eurodollar Rate Advances for any A Borrowing or with respect to the Conversion or continuance of any A Borrowing if the aggregate amount of such A Borrowing or such Conversion or continuance is less than $5,000,000;

                    (ii) there shall be no more than five Interest Periods relating to Eurodollar Rate Advances outstanding at any time;

                    (iii) if any Lender shall, at least one Business Day before the date of any requested A Borrowing, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, the Commitment of such Lender to make Eurodollar Rate Advances or to Convert all or any portion of Base Rate Advances shall forthwith be suspended until the Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist and such Lender's then outstanding Eurodollar Rate Advances, if any, shall be Base Rate Advances; to the extent that such affected Eurodollar Rate Advances become Base Rate Advances, all payments of principal that would have been otherwise applied to such Eurodollar Rate Advances shall be applied instead to such Lender's Base Rate Advances; provided that if Majority Lenders are subject to the same illegality or assertion of illegality, then the right of a Borrower to select Eurodollar Rate Advances for such A Borrowing or any subsequent A Borrowing or to Convert all or any portion of Base Rate Advances shall forthwith be suspended until the Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be a Base Rate Advance;

                    (iv) if fewer than two Reference Banks furnish timely information to the Agent for determining the Adjusted Eurodollar Rate for any Eurodollar Rate Advances comprising any requested A Borrowing, the right of a Borrower to select Eurodollar Rate Advances for such A Borrowing or any subsequent A Borrowing shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be made as a Base Rate Advance; and

                    (v) if the Majority Lenders shall, at least one Business Day before the date of any requested A Borrowing, notify the Agent that the Adjusted Eurodollar Rate for Eurodollar Rate Advances comprising such A Borrowing will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such A Borrowing, the right of a Borrower to select Eurodollar Rate Advances for such A Borrowing or any subsequent A Borrowing shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each A Advance comprising such A Borrowing shall be made as a Base Rate Advance.

               (c) Each Notice of A Borrowing shall be irrevocable and binding on the Borrower requesting the proposed A Borrowing. In the case of any A Borrowing which the related Notice of A Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower requesting the proposed A Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the A Advance to be made by such Lender as part of such A Borrowing or by reason of the termination of hedging or other similar arrangements, in each case when such A Advance is not made on such date, including without limitation, as a result of any failure to fulfill on or before the date specified in such Notice of A Borrowing for such A Borrowing the applicable conditions set forth in Article III.

               (d) Unless the Agent shall have received notice from a Lender prior to the date of any A Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such A Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such A Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower requesting the proposed A Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to A Advances comprising such A Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's A Advance as part of such A Borrowing for purposes of this Agreement.

               (e) The failure of any Lender to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the A Advance to be made by such other Lender on the date of any A Borrowing.

          Section 2.03    The B Advances.
                          --------------
               (a) Each Lender severally agrees that either Borrower may make B Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the latest Commitment Termination Date of any Lender then in effect in the manner set forth below; provided that, (i) following the making of each B Borrowing, (1) the aggregate amount of the Advances then outstanding to both Borrowers shall not exceed the aggregate amount of the Commitments of the Lenders then in effect (computed without regard to any B Reduction), and (2) the aggregate amount of the B Advances scheduled to be outstanding to both Borrowers at any time through the maturity of such B Advances shall not exceed the aggregate amount of the Commitments of the Lenders scheduled to be in effect at such time (computed without regard to any B Reduction), and (ii) no Lender may make a B Advance if the maturity date of such B Advance occurs after the Commitment Termination Date of such Lender.

                    (i) Either Borrower may request a B Borrowing under this Section 2.03 by delivering to the Agent, by telecopier, telex or cable, confirmed immediately in writing, a notice of a B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit A-2 hereto, specifying the date and aggregate amount of the proposed B Borrowing, the maturity date for repayment of each B Advance to be made as part of such B Borrowing (which maturity date (x) in the case of a fixed rate B Borrowing may not be earlier than the date occurring 14 days after the date of such B Borrowing or later than the date occurring 180 days after the date of such B Borrowing, and (y) in the case of any other B Borrowing may not be earlier than the date occurring 30 days after the date of such B Borrowing or later than the date occurring 180 days after the date of such B Borrowing), the interest payment date or dates relating thereto, and any other terms to be applicable to such B Borrowing, not later than 11:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed B Borrowing, if such Borrower shall specify in the Notice of B Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (B) at least four Business Days prior to the date of the proposed B Borrowing, if such Borrower shall instead specify in the Notice of

B Borrowing the basis to be used by the Lenders in determining the rates of interest to be offered by them. A Borrower may not select a maturity date for any B Borrowing which ends after the latest Commitment Termination Date of any Lender then in effect. The Agent shall in turn promptly notify each Lender of each request for a B Borrowing received by it from a Borrower by sending such Lender a copy of the related Notice of B Borrowing.

                    (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more B Advances to such Borrower as part of such proposed B Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to such Borrower), before 11:00 A.M. (New York City time) (A) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, of the minimum amount and maximum amount of each B Advance which such Lender would be willing to make as part of such proposed B Borrowing (which amounts may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such B Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any B Advance as part of such B Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any B Advance as part of such proposed B Borrowing.

                    (iii) Such Borrower shall, in turn, (A) before 12:00 noon (New York City time) on the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) before 1:00 P.M. (New York City time) three Business Days before the date of such proposed B Borrowing, in the case of a Notice of B Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

               (x) cancel such B Borrowing by giving the Agent notice to that effect, or

               (y) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (ii) above (which acceptance shall be irrevocable) in its sole discretion, by giving notice to the Agent of the amount of each B Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent on behalf of such Lender for such B Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such B Borrowing (provided that the aggregate amount of such B Borrowing shall not exceed the amount specified on the Notice of B Borrowing delivered by such Borrower pursuant to paragraph (i) above), and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect; provided that acceptance of offers may only be made on the basis of ascending rates for B Borrowings of the same type and duration for up to the maximum amounts offered by Lenders; and provided further that if offers are made by two or more Lenders for the same type of B Borrowing for the same duration and with the same rate of interest, in an aggregate amount which is greater than the amount requested, such offers shall be accepted on a pro rata basis based on the maximum amounts offered by such Lenders at such rate of interest.

                    (iv) If such Borrower notifies the Agent that such B Borrowing is cancelled pursuant to paragraph (iii)(x) above or if such Borrower rejects any offers made by Lenders pursuant to paragraph (iii)(y) above, the Agent shall give prompt notice thereof to the Lenders or affected Lenders, as the case may be, and in the case of a cancellation, such B Borrowing shall not be made.

                    (v) If such Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such B Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by such Borrower, (B) each Lender that is to make a B Advance as part of such B Borrowing, of the amount of each B Advance to be made by such Lender as part of such B Borrowing, and (C) each Lender that is to make a B Advance as part of such B Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a B Advance as part of such B Borrowing shall, before 1:00 P.M. (New York City time) on the date of such B Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause
(C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section
9.02 such Lender's portion of such B Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to such Borrower at the Agent's aforesaid address. Promptly after each B Borrowing, the Agent will notify each Lender of the amount of the B Borrowing, the consequent B Reduction and the dates upon which such B Reduction commenced and will terminate.

                    (vi) Each Borrower agrees to pay to the Agent for the Agent's account an auction fee in an amount agreed to in a separate letter agreement between the Borrowers and the Agent for each Notice of B Borrowing delivered by such Borrower to the Agent pursuant to this Section 2.03(a), whether or not a B Borrowing is made pursuant thereto.

               (b) Each B Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each B Borrowing, the Borrowers and each Lender shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (a) above.

               (c) Within the limits and on the conditions set forth in this Section 2.03, either Borrower may from time to time borrow under this
Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, and more than one B Borrowing may be made on a Business Day; provided that, except for B Borrowings made on the same Business Day, a B Borrowing shall not be made within three Business Days of the date of any other B Borrowing.

               (d) Each Borrower shall repay to the Agent for the account of each Lender which has made a B Advance to such Borrower, on the maturity date of each B Advance made to such Borrower (such maturity date being that specified by such Borrower for repayment of such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above), the then unpaid principal amount of such B Advance. Neither Borrower shall have any right to prepay any principal amount of any B Advance unless, and then only on the terms, specified by such Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above.

               (e) Each Borrower shall pay interest on the unpaid principal amount of each B Advance made to such Borrower from the date of such B Advance to the date the principal amount of such B Advance is repaid in full, at the rate of interest for such B Advance specified by the Lender making such B Advance in its notice with respect thereto delivered pursuant to subsection
(a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such B Advance in the related Notice of B Borrowing delivered pursuant to subsection (a)(i) above; provided that any principal amount of any B Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (A) until the stated maturity date of such B Advance, the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% above the stated rate per annum of such B Advance, and
(B) after the stated maturity of such B Advance, 2% per annum above the Base Rate in effect from time to time.

               (f) Subject to the obligations of the Guarantor under the Guaranty, neither Borrower shall have any obligation to repay to any Lender any B Advance made by such Lender to the other Borrower or to pay any interest on any B Advance made by such Lender to the other Borrower.

          Section 2.04    Fees.
                          ----

               (a)    Facility Fees.
                      -------------
                      The Borrowers jointly and severally agree to pay to the Agent for the account of each Lender a facility fee on the amount of such Lender's Commitment (or if no Commitment is in effect, Advances), whether used or unused and without giving effect to any B Reduction, from the date hereof in the case of each Bank and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date of such Lender, payable in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment, commencing September 30, 1999, and on the Termination Date of such Lender, in an amount equal to the product of (i) the average daily amount of such Lender's Commitment (whether used or unused and without giving effect to any B Reduction) in effect during the period for which such payment that is to be made times (ii) the weighted average rate per annum that is derived from the following rates: (a) a rate of 0.05% per annum with respect to each day during such period that the higher of the Ratings was Level 1, (b) a rate of 0.08% per annum with respect to each day during such period that the higher of such Ratings was Level 2, (c) a rate of 0.10% per annum with respect to each day during such period that the higher of such Ratings was Level 3 and (d) a rate of 0.125% per annum with respect to each day during such period that the higher of such Ratings was Level 4. If any change in the Rating shall result in a change in the Level, the change in the facility fee shall be effective as of the date on which such rating change is publicly announced (in the case of a public rating) or is disclosed to the Corporation (in the case of a private rating). If Ratings are unavailable from both S&P or Moody's for any reason for any day, then the applicable Level for purposes of calculating the facility fee for such day shall be deemed to be Level 4 (or, if the Majority Lenders consent in writing, such other Level as may be reasonably determined by the Majority Lenders from a rating with respect to Long-Term Debt or the Corporation for such day established by another rating agency reasonably acceptable to the Majority Lenders). If no Rating is available from S&P or Moody's (but not both) for any reason for any day, then the applicable Level shall be set by reference to the Rating of S&P or Moody's that is available for such day.

               (b)    Agents' Fees.
                      ------------
                      The Borrowers agree to pay to the Agent the fees payable pursuant to the fee letter dated as of August 16, 1999 between the Borrowers and CUSA, in the amounts and at the times specified in such letter.

          Section 2.05    Termination and Reduction of the Commitments.
                          --------------------------------------------

               (a)    Mandatory Termination.
                      ---------------------
                      In the event that a mandatory prepayment in full of the A Advances is required by Section 2.06(b), the Commitments of the Lenders shall immediately terminate.

               (b)    Optional Reductions.
                      -------------------
                      The Borrowers shall have the right, upon at least four Business Days' notice to the Agent by both Borrowers, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount which is less than the aggregate principal amount of the Advances then outstanding, and provided, further, that each partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

          Section 2.06    Repayment and Prepayment of A Advances.
                          --------------------------------------

               (a)    Mandatory Repayment on Termination Date.
                      ---------------------------------------
                      Each Borrower shall repay the outstanding principal amount of each A Advance made by each Lender (other than A Advances comprising a Term Loan) to such Borrower on the Termination Date of such Lender.

               (b)    Mandatory Prepayment in Certain Events.
                      --------------------------------------
                      If any one of the following events shall occur:

                    (i) Representatives of CSC Partners shall cease to constitute a majority of the Partnership's Partnership Committee (or similar body which may replace such Partnership Committee) or the rights and powers of such Partnership Committee shall be materially diminished in a manner such that the Partnership's Partnership Committee (or similar body which may replace such Partnership Committee) shall cease to have substantially the same ability to control the operations or policies of the Partnership as it has on the date hereof; or

                    (ii) CSC Enterprises, Inc. shall cease to be the Managing Partner (unless the successor Managing Partner is a Subsidiary of the Corporation of which the Corporation owns at least 80% of the voting stock) or, if CSC Enterprises, Inc. is the Managing Partner of the Partnership, the Corporation shall cease to own, directly or indirectly, at least 80% of the voting stock of CSC Enterprises, Inc., or the rights and powers of the Managing Partner shall be materially diminished in a manner such that the Managing Partner shall cease to have substantially the same ability to control the operations or policies of the Partnership as it has on the date hereof; or

                    (iii) The Partnership shall transfer a majority of its assets to any Person other than the Corporation or one or more Subsidiaries of the Corporation of which the Corporation owns at least 80% of the voting stock; or

                    (iv) The Corporation shall cease to directly or indirectly (through its Subsidiaries of which it owns at least 80% of the voting stock) own more than 50% of the outstanding partnership interest of the Partnership;

then, and in any such event, the Partnership shall immediately prepay in full the A Advances made to the Partnership, and shall immediately make an offer to all Lenders which have made B Advances to the Partnership to prepay such B Advances, and shall immediately prepay in full the B Advances of all Lenders accepting such offer, and in the case of all Advances so prepaid the Partnership will pay interest accrued to the date of prepayment and will reimburse the Lenders in respect thereof pursuant to Section 9.04(b).

               (c)    Mandatory Prepayment Due to Reductions of Commitments.
                      -----------------------------------------------------
                      Each Borrower shall from time to time prepay the A Advances made to such Borrower to the extent necessary so that the sum of the aggregate principal amount of the Advances then outstanding does not exceed the aggregate amount of the Commitments of the Lenders then in effect (computed without regard to any B Reduction).

               (d)    Voluntary Prepayments of A Borrowings.
                      -------------------------------------
                      Neither Borrower shall have any right to prepay any principal amount of any A Advances other than as provided in this subsection
(d). Each Borrower may, upon at least one Business Day's notice to the Agent in the case of Base Rate Advances and at least three Business Days' notice to the Agent in the case of Eurodollar Rate Advances stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Advances made to such Borrower comprising part of the same A Borrowing in whole or ratably in part; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof and (y) in the case of any such prepayment of any Eurodollar Rate Advance, such Borrower shall pay all accrued interest to the date of such prepayment on the portion of such Eurodollar Rate Advance being prepaid and shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(b).

               (e)    Certain Obligations Several.
                      ---------------------------
                      Subject to the obligations of the Guarantor under the Guaranty, neither Borrower shall have any obligation to repay to any Lender any A

Advance made by such Lender to the other Borrower or to pay any interest on any A Advance made by such Lender to the other Borrower.

               (f) Payment of Term Loan. The Borrowers shall repay the Term Loans together with all accrued and unpaid interest thereon on the Term Loan Maturity Date and may prepay the Term Loans in accordance with Section 2.06(d) above. Amounts paid in respect of the Term Loans may not be reborrowed.

          Section 2.07    Interest on A Advances.
                          ----------------------
          Each Borrower shall pay interest accrued on the principal amount of each A Advance that was made to such Borrower outstanding from time to time from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

               (a)    Base Rate Advances.
                      ------------------
                      If such A Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears on the last day of each March, June, September and December during the term of this Agreement, commencing September 30, 1999, and on the Termination Date of the applicable Lender; provided that any amount of principal, interest, fees and other amounts payable under this Agreement (including, without limitation, the principal amount of Base Rate Advances, but excluding the principal amount of Eurodollar Rate Advances and B Advances) which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to 2% per annum above the Base Rate in effect from time to time.

               (b) Eurodollar Rate Advances.
                   ------------------------
                   If such A Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such A Advance to the sum of the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on the day which occurs during such Interest Period three months from the first day of such Interest Period; provided that any principal amount of any Eurodollar
                         --------
Rate Advance which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to (A) during the Interest Period applicable to such Eurodollar Rate Advance, the greater of (x) 2% per annum above the Base Rate in effect from time to time and (y) 2% per annum above the rate per annum required to be paid on such amount immediately prior to the date on which such amount became due and (B) after the expiration of such Interest Period, 2% per annum above the Base Rate in effect from time to time.

          Section 2.08    Interest Rate Determination.
                          ---------------------------

          (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Adjusted Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks, subject to Section 2.02(b)(iv).

          (b) The Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a) or 2.07(b), and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under Section 2.07(b).

          Section 2.09    Voluntary Conversion or Continuation of A Advances.
                          --------------------------------------------------

               (a) Each Borrower may on any Business Day, upon notice given to the Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion or continuance (a "Notice of Conversion/Continuation") and subject to the provisions of Section 2.02(b), (1) Convert all Advances of one Type comprising the same A Borrowing made to such Borrower into A Advances of another Type and (2) upon the expiration of any Interest Period applicable to A Advances which are Eurodollar Rate Advances made to such Borrower, continue all (or, subject to Section 2.02(b), any portion of) such A Advances as Eurodollar Rate Advances and the succeeding Interest Period(s) of such continued A Advances shall commence on the last day of the Interest Period of the A Advances to be continued; provided, however, that any Conversion of any Eurodollar Rate Advances into A Advances of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances. Each such Notice of Conversion/Continuation shall, within the restrictions specified above, specify (i) the date of such continuation or Conversion, (ii) the A Advances (or, subject to Section 2.02(b), any portion thereof) to be continued or Converted, (iii) if such continuation is of, or such Conversion is into, Eurodollar Rate Advances, the duration of the Interest Period for each such A Advance and (iv) that no Potential Event of Default or Event of Default has occurred and is continuing.

               (b) If upon the expiration of the then existing Interest Period applicable to any A Advance which is a Eurodollar Rate Advance made to either Borrower, such Borrower shall not have delivered a Notice of Conversion/Continuation in accordance with this Section 2.09, then such Advance shall upon such expiration automatically be Converted to a Base Rate Advance.

               (c) After the occurrence of and during the continuance of a Potential Event of Default or an Event of Default, a Borrower may not elect to have an A Advance be made or continued as, or Converted into, a Eurodollar Rate Advance after the expiration of any Interest Rate then in effect for that A Advance.

          Section 2.10    Increased Costs.
                          ---------------

               (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements in the case of Eurodollar Rate Advances included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances made to either Borrower, then such Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A reasonably detailed certificate as to the amount and manner of calculation of such increased cost, submitted to such Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

               (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrowers shall immediately pay, jointly and severally, to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A reasonably detailed certificate as to such amounts and the manner of calculation thereof submitted to the Borrowers and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

               (c) If a Lender shall change its Applicable Lending Office, such Lender shall not be entitled to receive any greater payment under Sections 2.10 and 2.12 than the amount such Lender would have been entitled to receive if it had not changed its Applicable Lending Office, unless such change was made at the request of a Borrower or at a time when the circumstances giving rise to such greater payment did not exist.

          Section 2.11    Payments and Computations.
                          -------------------------

               (a) Each Borrower shall make each payment hereunder not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Agent at its address referred to in Section 9.02 in same day funds. Subject to the immediately succeeding sentence, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.10 or 2.12 or, to the extent the Termination Date is not the same for all Lenders, pursuant to Section 2.06(a)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon receipt of principal or interest paid after an Event of Default and an acceleration or a deemed acceleration of amounts due hereunder, the Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest ratably in accordance with each Lender's outstanding A Advances and B Advances (other than amounts payable pursuant to Section 2.10 or 2.12) to the Lenders for the account of their respective Applicable Lending Offices. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

               (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Adjusted Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or such fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

               (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

               (d) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          Section 2.12    Taxes.
                          -----

               (a) Any and all payments by a Borrower hereunder shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the
                                                           ---------
case of each Lender and the Agent, (i) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof or in which its principal office is located, (ii) taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, (iii) taxes imposed upon or measured by the overall net income of such Lender by the United States of America or any political subdivision or taxing authority thereof or therein, and (iv) United States income taxes (including withholding taxes with respect to payments hereunder) payable with respect to payments hereunder under laws (including without limitation any statute, treaty, ruling, determination or regulation) in effect on the date hereof in the case of each Bank and on the effective date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (b) In addition, the Borrowers jointly and severally agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

               (c) Each Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (to the extent specifically attributable to Borrowings made by such Borrower) (including, without limitation, any Taxes or Other Taxes (to the extent specifically attributable to Borrowings made by such Borrower) imposed by any jurisdiction on amounts payable under this Section 2.12) and the Borrowers jointly and severally will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (to the extent not specifically attributable to Borrowings made by a particular Borrower) (including, without limitation, any Taxes or Other Taxes (to the extent not specifically attributable to Borrowings made by a particular Borrower) imposed by any jurisdiction on amounts payable under this
Section 2.12), in each case paid by such Lender or the Agent (as the case may
be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

               (d) Within 30 days after the date of any payment of Taxes, the Borrowers, or either of them, will furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.

               (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by either Borrower (but only so long as such Lender remains lawfully able to do so), shall provide such Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.12(a).

               (f) For any period with respect to which a Lender has failed to provide a Borrower with the appropriate form described in Section 2.12(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.12(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, such Borrower shall, at the expense of such Lender, take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

               (g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder.

          Section 2.13    Sharing of Payments, Etc.
                          ------------------------
          If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the A Advances made by it (other than pursuant to Section 2.10 or 2.12 or, to the extent the Termination Date is not the same for all Lenders, pursuant to Section 2.06(a)) in excess of its ratable share of payments on account of the A Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the A Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section
2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation.

          Section 2.14    Evidence of Debt.
                          ----------------

               (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Each Borrower agrees that upon notice by any Lender to such Borrower (with a copy of such notice to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the A Advances or the B Advances owing to, or to be made by, such Lender, such Borrower shall promptly execute and deliver to such Lender promissory notes or other evidence of such indebtedness, in form and substance reasonably satisfactory to such Borrower and such Lender, payable to the order of such Lender in a principal amount equal, in the case of the A Advances, to the aggregate principal amount of the Commitment of such Lender and, in the case of the B Advances, to the outstanding principal amount of B Advances of such Lender; provided, however, that the execution and delivery of such promissory note or other evidence of indebtedness shall not be a condition precedent to the making of any Advance under this Agreement.

               (b) The Register maintained by the Agent pursuant to Section 9.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date, amount and tenor, as applicable, of each Borrowing, the Borrower that received the proceeds of such Borrowing, the Type of Advances comprising such Borrowing and the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Agent from each Borrower hereunder and each Lender's share thereof.

               (c) The entries made in the Register shall be conclusive and binding for all purposes, absent manifest error.

          Section 2.15    Use of Proceeds.
                          ---------------

               (a) Advances shall be used by the Borrowers for Commercial Paper backup, for Non-Hostile Acquisitions and for general corporate purposes.

               (b) No portion of the proceeds of any Advances under this Agreement shall be used by either Borrower or any of its Subsidiaries in any manner which might cause the Advances or the application of such proceeds to violate, or require any Lender to make any filing or take any other action under, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such Advances and such use of proceeds.

          Section 2.16    Extension of the Commitment Termination Date.
                          --------------------------------------------
          The Borrowers may, not earlier than 45 days but not later than 30 days prior to the then current Commitment Termination Date (the "Current Termination Date"), propose to extend the Commitment Termination Date for all Lenders for an additional 364 days by delivering to the Agent a copy of an extension request signed by both Borrowers (an "Extension Request") in substantially the form of Exhibit D hereto. The Agent shall promptly notify each Lender of its receipt of such Extension Request. Not earlier than 30 days but not later than 15 days (the "Determination Date") prior to the Current Termination Date, each Lender shall notify the Agent and the Borrowers of its willingness or unwillingness to extend its Commitment Termination Date hereunder. Any Lender that shall fail to so notify the Agent and the Borrowers on or prior to the Determination Date shall be deemed to have declined to so extend. In the event that, on or prior to the Determination Date, Lenders representing more than 50% of the aggregate amount of the Commitments of all Lenders then in effect shall consent to such extension, the Agent shall so advise the Lenders and the Borrowers, and, subject to execution of documentation evidencing such extension and consents, the Commitment Termination Date of each Lender (each a "Consenting Lender") that has consented on or prior to the Determination Date to so extend shall be extended by 364 days. Thereafter, (i) for each Consenting Lender, the term "Commitment Termination Date" as used herein and in any promissory note executed and delivered by the Borrowers pursuant to Section 2.14 hereof, shall at all times refer to such date, unless it is later extended pursuant to this Section 2.16, and (ii) for each Lender that either has declined on or prior to the Determination Date to so extend or is deemed to have so declined, the term "Commitment Termination Date" shall at all times refer to the date which was the Commitment Termination Date of such Lender immediately prior to the delivery to the Agent of such Extension Request. In the event that, as of the Determination Date, the Consenting Lenders represent 50% or less of the aggregate amount of the Commitments of all Lenders then in effect, the Agent shall so advise the Lenders and the Borrowers, and none of the Lenders' Commitment Termination Dates shall be extended and each Lender's Commitment Termination Date shall continue to be the date which was the Commitment Termination Date of such Lender immediately prior to the delivery to the Agent of such Extension Request.

          Section 2.17    Substitution of Lenders.
                          -----------------------
          If any Lender requests compensation from a Borrower under Section 2.10(a) or (b) or if any Lender declines to extend its Commitment Termination Date pursuant to Section 2.16, the Borrowers shall have the right, with the assistance of the Agent, to seek one or more substitute banks or financial institutions (which may be one or more of the Lenders) reasonably satisfactory to the Agent and the Borrowers to purchase the Advances and assume the Commitments of such Lender, and the Borrowers, the Agent, such Lender, and such substitute banks or financial institutions shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to Section 9.07(a) hereof to effect the assignment of rights to and the assumption of obligations by such substitute banks or financial institutions; provided that such requesting Lender shall be entitled to (i) compensation under Section 2.10 for any costs incurred by it prior to its replacement, (ii) payment of all A Advances of such Lender then outstanding and all interest and fees accrued to the date of such payment, and (iii) if any Eurodollar Rate Advances of such Lender are then outstanding, any reimbursement which would be payable under
Section 9.04(b) in connection with a prepayment of such Eurodollar Rate Advances on such date.

          Section 2.18    Increased Commitments; Additional Lenders.
                          -----------------------------------------

               (a) No more than once per 364 day period from the Effective Date, the Borrowers may, upon at least thirty (30) days notice to the Agent (which shall promptly provide a copy of such notice to the Lenders), propose to increase the aggregate amount of the Commitments in increments of $50,000,000, the total amount of all such increases not to exceed $250,000,000 (the amount of any such increase, the "Increased Commitments"); provided that at the time of and after giving effect to any increase in the Commitments (and the delivery of the applicable commitment increase notice shall constitute a representation and warranty by the Partnership and the Corporation that on the effective date of such increase such statements are true) (i) the Corporation's Long-Term Debt ratings from Moody's and S&P are better than or equal to Baa2 or BBB, respectively; (ii) the representations and warranties of the Partnership and the Corporation contained in Article IV are correct on and as of the date of such increase, before and after giving effect to such increase, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; (iii) no Event of Default or Potential Event of Default exists and is continuing ;
(iv) on the date of such increase, (x) there shall be no A Advances outstanding or all Interest Periods shall have ended and (y) all accrued and unpaid interest on the A Advances and all accrued and unpaid Facility Fees shall have been paid in full and (v) after any such increase, no Lender's Commitment shall exceed 50% of the aggregate amount of the Commitments. Each Lender party to this Agreement at such time shall have the right (but no obligation), for a period of fifteen (15) days following receipt of such notice, to elect by notice to the Borrower and the Administrative Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing.

               (b) If any Lender party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrowers may designate another lender or other lenders (which may be, but need not be, one or more of the existing Lenders) which at the time agree to
(i) in the case of any such lender that is an existing Lender, increase its Commitment and (ii) in the case of any other such lender (an "Additional Lender"), become a party to this Agreement. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

               (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.18 shall become effective upon the receipt by the Agent of an agreement in form and substance satisfactory to the Agent signed by the Borrowers, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrowers with respect to the Increased Commitments and such opinions of counsel for the Borrowers with respect to the Increased Commitments as the Agent may reasonably request.

          Section 2.19    Term Loan.
                          ---------

               (a) Each Lender severally agrees on the terms and conditions set forth in this Agreement to make A Advances to the Borrowers (upon request of the Borrowers pursuant to this Agreement) on the Termination Date in an amount up to the sum of (i) the outstanding principal amount of the A Advances made by such Lender and outstanding as of the opening of business on the Termination Date plus (ii) the amount available to be borrowed as A Advances from such Lender as of the opening of business on the Termination Date. The aggregate of such Committed Advances is collectively called the "Term Loans".

               (b) The Term Loans shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Borrowers in the form of a Notice of Borrowing (which notice must be received by the Administrative Agent not later than 11:00 a.m. New York City time not less than three Business Days prior to the Termination
Date), specifying: (A) the amount of the Term Loan to each Borrower which shall be in a principal amount not more than the sum of (i) the aggregate principal amount of the A Advances made to such Borrower which will be outstanding as of the opening of business on the Termination Date, plus (ii) the amount available to be borrowed from the Lenders by such Borrower as of the opening of business on the Termination Date; (B) whether the Term Loans are to be comprised of Base Rate Advances or Eurodollar Advances, and the amounts of such A Advances to each Borrower; and (C) the Interest Period applicable to the A Advances included in such notice; provided, that, the Term
                                                      --------
Loans shall be made only if the Borrowers, in accordance with Section 2.16, shall have requested that the then current Termination Date be extended; and, provided further that if the Term Loans are made no Commitment Termination
----------------
Date of any Lender shall be extended.

The proceeds of the Term Loans, to the extent required, will be used to pay the principal amount of the Advances outstanding as of the opening of business on the Termination Date.

          Section 2.20    Special Purpose Funding Vehicles.
                          --------------------------------

          Notwithstanding anything to the contrary contained herein, any Lender, (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided the (i) nothing herein shall constitute a commitment by an SPC to
--------
fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof. The funding of a Loan by an SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Agreement, any SPC may disclose on a confidential basis any non-public information relating to tits funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose outstanding Loans is being funded by an SPC at the time of such amendment.


                                   ARTICLE III
                              CONDITIONS OF LENDING

          Section 3.01    Condition Precedent to Effective Date.
                          -------------------------------------
          The effectiveness of this Agreement and the obligation of each Lender to make its initial Advance hereunder are subject to the condition precedent that the Agent shall have received on or before the Effective Date the following, each (other than items (f) and (i)) dated the Effective Date, and each in form and substance satisfactory to the Agent and in sufficient copies for each Lender:

               (a) A certificate of an authorized officer of the Managing Partner to the effect that the copy of the Partnership's Partnership Agreement delivered to the Agent (and available for inspection by the Lenders) is a complete and correct copy of the Partnership's Partnership Agreement, as amended to date.

               (b) Certified copies of resolutions of the Board of Directors of the Managing Partner of the Partnership approving this Agreement, and of all documents evidencing other necessary partnership action and governmental approvals, if any, with respect to this Agreement.

               (c) A certificate of the Secretary or an Assistant Secretary of the Managing Partner of the Partnership certifying the names and true signatures of the officers of the Managing Partner authorized to sign this Agreement and the other documents to be delivered by the Partnership hereunder.

               (d) Certified copies of the resolutions of the Board of Directors of the Corporation approving this Agreement, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement;

               (e) A certificate of the Secretary or an Assistant Secretary of the Corporation certifying the names and true signatures of the officers of the Corporation authorized to sign this Agreement and the other documents to be delivered by the Corporation hereunder;

               (f) Certified copies of Corporation's and the Managing Partner's Certificate of Incorporation, together with good standing certificates from the states of their respective incorporation and their respective principal places of business, each to be dated a recent date prior to the Effective Date;

               (g) Copies of the Corporation's and the Managing Partner's Bylaws, certified as of the Effective Date by their respective Secretary or an Assistant Secretary;

               (h) A favorable opinion of Gibson, Dunn & Crutcher, special counsel for the Partnership and the Corporation, substantially in the form of Exhibit C-1 hereto, and a favorable opinion of Hayward D. Fisk, Esq., General Counsel of the Corporation, substantially in the form of Exhibit C-2 hereto;

               (i) Financial statements of the Corporation and its Subsidiaries specified in Section 4.02(e);

               (j) Evidence satisfactory to the Agent of (i) the absence of any indebtedness of the Partnership or the Corporation under the Existing Credit Agreement (including borrowings and accrued interest), (ii) the payment of fees payable, if any, by the Partnership or the Corporation under the Existing Credit Agreement and (iii) consent to the termination of the Existing Credit Agreement on the Effective Date by any party thereto which is not a party hereto.

          Section 3.02    Conditions Precedent to Each A Borrowing.
                          ----------------------------------------
          The obligation of each Lender to make an A Advance on the occasion of each A Borrowing (including the initial A Borrowing) shall be subject to the further conditions precedent that (i) Agent shall have received a Notice of A Borrowing with respect thereto in accordance with Section 2.02 and (ii) on the date of such A Borrowing the following statements shall be true (and each of the giving of the applicable Notice of A Borrowing and the acceptance by the applicable Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by the Partnership and the Corporation that on the date of such A Borrowing such statements are true):

               (a) The representations and warranties of the Partnership and the Corporation contained in Article IV are correct on and as of the date of such A Borrowing, before and after giving effect to such A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date; and

               (b) No event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Event of Default.

          Section 3.03    Conditions Precedent to Each B Borrowing.
                          ----------------------------------------
          The obligation of each Lender which is to make a B Advance on the occasion of a B Borrowing (including the initial B Borrowing) to make such B Advance as part of such B Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of B Borrowing with respect thereto in accordance with
Section 2.03 and (ii) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Notice of B Borrowing and the acceptance by the applicable Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Partnership and the Corporation that on the date of such B Borrowing such statements are true):

               (a) The representations and warranties of the Partnership and the Corporation contained in Article IV are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date, and

               (b) No event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Event of Default.


                                 ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES

          Section 4.01    Representations and Warranties of the Partnership.
                          -------------------------------------------------
          The Partnership represents and warrants as follows:

               (a)    Due Organization, etc.
                      ---------------------
                      The Partnership is a general partnership duly organized and validly existing under the laws of the jurisdiction indicated at the beginning of this Agreement.

               (b)    Due Authorization, etc.
                      ----------------------
                      The execution, delivery and performance by the Partnership of this Agreement are within the Partnership's partnership powers, have been duly authorized by all necessary partnership action, and do not contravene (i) the Partnership's Partnership Agreement or (ii) applicable law or any material contractual restriction binding on or affecting the Partnership.

               (c)    Governmental Consent.
                      --------------------
                      No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Partnership of this Agreement.

               (d)    Validity.
                      --------
                      This Agreement is the legal, valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors' rights generally and to the application of general principles of equity.

               (e)    Condition of the Partnership.
                      ----------------------------
                      The balance sheet of the Partnership and its Subsidiaries as at April 2, 1999, and the related statements of income and retained earnings of the Partnership and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Partnership and its Subsidiaries as at such date and the results of the operations of the Partnership and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and as of the Effective Date, there has been no material adverse change in the business, condition (financial or otherwise), operations or properties of the Partnership and its Subsidiaries, taken as a whole, since April 2, 1999, except for any transfer of assets of the Partnership to Subsidiaries of the Corporation of which the Corporation owns 80% or more of the voting stock.

               (f)    Litigation.
                      ----------
                      (i) There is no pending action or proceeding against the Partnership or any of its Subsidiaries before any court, governmental agency or arbitrator, and (ii) to the knowledge of the Managing Partner of the Partnership, there is no pending or threatened action or proceeding affecting the Partnership or any of its Subsidiaries before any court, governmental agency or arbitrator, which in either case would reasonably be expected to materially adversely affect the financial condition or operations of the Partnership and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement.

               (g)    Margin Regulations.
                      ------------------
                      The Partnership is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in any manner that violates, or would cause a violation of, Regulation T, Regulation U or Regulation X.

               (h)    Payment of Taxes.
                      ----------------
                      The Partnership and each of its Subsidiaries have filed or caused to be filed all material tax returns (federal, state, local and foreign) required to be filed and paid all material amounts of taxes shown thereon to be due, including interest and penalties, except for such taxes as are being contested in good faith and by proper proceedings and with respect to which appropriate reserves are being maintained by the Partnership or any such Subsidiary, as the case may be.

               (i)    Governmental Regulation.
                      -----------------------
                      The Partnership is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, each as amended, or to any Federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed. No Subsidiary of the Partnership is subject to any regulation that would limit the ability of the Partnership to enter into or perform its obligations under this Agreement.

               (j)    ERISA.

                    (i) No ERISA Event which might result in liability (other than for premiums payable under Title IV of ERISA) has occurred or is reasonably expected to occur with respect to any Pension Plan.

                    (ii) Schedule B (Actuarial Information) to the most recently completed annual report (Form 5500 Series) for each Pension Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Agent, is complete and, to the best knowledge of the Partnership, accurate, and since the date of such Schedule B there has been no material adverse change in the funding status of any such Pension Plan.

                    (iii) Neither the Partnership nor any ERISA Affiliate has incurred, or, to the best knowledge of the Partnership, is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan.

                    (iv) Neither the Partnership nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best knowledge of the Partnership, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

               (k)    Disclosure.
                      ----------
                      No representation or warranty of the Partnership contained in this Agreement (including any Schedule furnished in connection herewith) contains any untrue statement of a material fact. No other document, certificate or written statement furnished to the Agent or any Lender by or on behalf of the Partnership for use in connection with the transactions contemplated by this Agreement, taken as a whole with other documents, certificates or written statements furnished contemporaneously therewith, contains any untrue statement of fact or omits to state a material fact (known to the Partnership in the case of any documents not furnished by it) necessary in order to make the statements contained therein not misleading in light of the circumstances under which the same were made.

               (l)    Insurance.
                      ---------
                      The Partnership and its Subsidiaries (i) have in full force insurance coverage of their respective properties, assets and business (including casualty, general liability, products liability and business interruption insurance) that is (A) no less protective in any material respect than the insurance the Partnership and its Subsidiaries have carried in accordance with their past practices or (B) prudent given the nature of the business of the Partnership and its Subsidiaries and the prevailing practice among companies similarly situated or (ii) maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of comparable size engaged in the same or similar business which plan or plans provide for, among other things, adequate reserves for the risks being self-insured.

               (m)    Environmental Matters.
                      ---------------------
                      (i) The Partnership and each of its Subsidiaries is in compliance in all material respects with all Environmental Laws the non-compliance with which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Partnership and its Subsidiaries, taken as a whole, and (ii) there has been no "release or threatened release of a hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.) or any other release, emission or discharge into the environment of any hazardous or toxic substance, pollutant or other materials from the Partnership's or its Subsidiaries' property other than as permitted under applicable Environmental Law and other than those which would not have a material adverse effect on the financial condition or operations of the Partnership and its Subsidiaries, taken as a whole. Other than disposals for which the Partnership has been indemnified in full, all "hazardous waste" (as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (1976) and the regulations thereunder, 40 CFR Part 261 ("RCRA")) generated at the Partnership's or any Subsidiaries' properties have in the past been and shall continue to be disposed of at sites which maintain valid permits under RCRA and any applicable state or local Environmental Law.

               (n)    Year 2000 Compliance.
                      --------------------
                      The Partnership has developed and budgeted for a comprehensive program to address the "year 2000 problem" (that is, the inability of computers and computer software, as well as embedded microchips in non-computing devices, to properly perform date-sensitive functions with respect to certain dates prior to and after December 31, 1999). The Partnership has, to date, implemented that program substantially in accordance with its timetable and budget. The Partnership reasonably believes that the year 2000 problem will not result in a material adverse change in the business, condition (financial or otherwise), operations or properties of the Partnership and its Subsidiaries, taken as a whole. The Partnership has developed adequate contingency plans to ensure uninterrupted and unimpaired business operation in the event of a failure of its own or a third party's systems or equipment due to the year 2000 problem.

          Section 4.02    Representations and Warranties of the Corporation.
                          -------------------------------------------------
          The Corporation, in its capacity as a Borrower, represents and warrants as follows, and the Corporation, in its capacity as the Guarantor, in order to induce Lenders and Agent to accept the Guaranty and to enter into this Agreement and to make the Advances hereunder, represents and warrants as follows:

               (a)    Due Organization, etc.
                      ---------------------
                      The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Corporation is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions which require such qualification except to the extent that failure to so qualify would not have a material adverse effect on the Corporation. Each Subsidiary of the Corporation is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation. Each such Subsidiary is duly qualified to do business in all other jurisdictions which require such qualification except to the extent that failure to so qualify would not have a material adverse effect on such Subsidiary.

               (b)    Due Authorization, etc.
                      ----------------------
                      The execution, delivery and performance by the Corporation of this Agreement are within the Corporation's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Corporation's certificate of incorporation or bylaws or
(ii) law or any material contractual restriction binding on or affecting the Corporation.

               (c)    Governmental Consent.
                      --------------------
                      No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Corporation of this Agreement.

               (d)    Validity.
                      --------
                      This Agreement is the legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors' rights generally and to the application of general principles of equity.

               (e)    Condition of the Corporation.
                      ----------------------------
                      The balance sheet of the Corporation and its Subsidiaries as at April 2, 1999, and the related statements of income and retained earnings of the Corporation and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, fairly present the financial condition of the Corporation and its Subsidiaries as at such date and the results of the operations of the Corporation and its Subsidiaries for the fiscal year ended on such date, all in accordance with GAAP consistently applied, and as of the Effective Date, there has been no material adverse change in the business, condition (financial or otherwise), operations or properties of the Corporation and its Subsidiaries, taken as a whole, since April 2, 1999.

               (f)    Litigation.
                      ----------
                      (i) There is no pending action or proceeding against the Corporation or any of its Subsidiaries before any court, governmental agency or arbitrator, and (ii) to the knowledge of the Corporation, there is no pending or threatened action or proceeding affecting the Corporation or any of its Subsidiaries before any court, governmental agency or arbitrator, which in either case would reasonably be expected to materially adversely affect the financial condition or operations of the Corporation and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement.

               (g)    Margin Regulations.
                      ------------------
                      The Corporation is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in any manner that violates or would cause a violation of Regulation T, Regulation U or Regulation X.

               (h)    Payment of Taxes.
                      ----------------
                      The Corporation and each of its Subsidiaries have filed or caused to be filed all material tax returns (federal, state, local and foreign) required to be filed and paid all material amounts of taxes shown thereon to be due, including interest and penalties, except for such taxes as are being contested in good faith and by proper proceedings and with respect to which appropriate reserves are being maintained by the Corporation or any such Subsidiary, as the case may be.

               (i)    Governmental Regulation.
                      -----------------------
                      The Corporation is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, each as amended, or to any Federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed. No Subsidiary of the Corporation is subject to any regulation that would limit the ability of the Partnership or the Corporation to enter into or perform their respective obligations under this Agreement.

               (j)    ERISA.

                    (i) No ERISA Event which might result in liability (other than for premiums payable under Title IV of ERISA) has occurred or is reasonably expected to occur with respect to any Pension Plan.

                    (ii) Schedule B (Actuarial Information) to the most recently completed annual report (Form 5500 Series) for each Pension Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Agent, is complete and, to the best knowledge of the Corporation, accurate, and since the date of such Schedule B there has been no material adverse change in the funding status of any such Pension Plan.

                    (iii) Neither the Corporation nor any ERISA Affiliate has incurred, or, to the best knowledge of the Corporation, is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan.

                    (iv) Neither the Corporation nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best knowledge of the Corporation, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

               (k)    Disclosure.
                      ----------
                      No representation or warranty of the Corporation contained in this Agreement (including any Schedule furnished in connection herewith) contains any untrue statement of a material fact. No other document, certificate or written statement furnished to the Agent or any Lender by or on behalf of the Corporation for use in connection with the transactions contemplated in this Agreement, taken as a whole with other documents, certificates or written statements furnished contemporaneously therewith, contains any untrue statement of fact or omits to state a material fact (known to the Corporation in the case of any documents not furnished by it) necessary in order to make the statements contained therein not misleading in light of the circumstances under which the same were made.

               (l)    Insurance.
                      ---------
                      The Corporation and its Subsidiaries (i) have in full force insurance coverage of their respective properties, assets and business (including casualty, general liability, products liability and business interruption insurance) that is (A) no less protective in any material respect than the insurance the Corporation and its Subsidiaries have carried in accordance with their past practices or (B) prudent given the nature of the business of the Corporation and its Subsidiaries and the prevailing practice among companies similarly situated or (ii) maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of comparable size engaged in the same or similar business which plan or plans provide for, among other things, adequate reserves for the risks being self-insured.

               (m)    Environmental Matters.
                      ---------------------
                      (i) The Corporation and each of its Subsidiaries is in compliance in all material respects with all Environmental Laws the non-compliance with which could reasonably be expected to have a material adverse effect on the financial condition or operations of the Corporation and its Subsidiaries, taken as a whole, and (ii) there has been no "release or threatened release of a hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.) or any other release, emission or discharge into
                    -- ---
the environment of any hazardous or toxic substance, pollutant or other materials from the Corporation's or its Subsidiaries' property other than as permitted under applicable Environmental Law and other than those which would not have a material adverse effect on the financial condition or operations of the Corporation and its Subsidiaries, taken as a whole. Other than disposals for which the Corporation has been indemnified in full, all "hazardous waste" (as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (1976) and the regulations thereunder, 40 CFR Part 261 ("RCRA"))
     -- ---
generated at the Corporation's or any Subsidiaries' properties have in the past been and shall continue to be disposed of at sites which maintain valid permits under RCRA and any applicable state or local Environmental Law.

               (n)    Relationship between Corporation and Partnership;
                      -------------------------------------------------
                      Approval of Terms.
                      -----------------
                      (i) The Corporation is the owner, directly or indirectly (through its Subsidiaries of which it owns at least 80% of the voting stock), of more than 50% of the partnership interest of the Partnership; (ii) Lenders' agreement to make the Advances to the Partnership is of substantial and material benefit to the Corporation; and (iii) the Corporation has reviewed and approved copies of this

Agreement and is fully informed of the remedies Lenders may pursue upon the occurrence of an Event of Default.

               (o)    Year 2000 Compliance.
                      --------------------
                      The Corporation has developed and budgeted for a comprehensive program to address the "year 2000 problem" (that is, the inability of computers and computer software, as well as embedded microchips in non-computing devices, to properly perform date-sensitive functions with respect to certain dates prior to and after December 31, 1999). The Corporation has, to date, implemented that program substantially in accordance with its timetable and budget. The Corporation reasonably believes that the year 2000 problem will not result in a material adverse change in the business, condition (financial or otherwise), operations or properties of the Corporation and its Subsidiaries, taken as a whole. The Corporation has developed contingency plans to address a failure of its own or a third party's systems or equipment due to the year 2000 problem.


                                  ARTICLE V
                                  COVENANTS

          Section 5.01    Affirmative Covenants of the Partnership.
                          ----------------------------------------
          The Partnership covenants and agrees that the Partnership will, so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, unless the Majority Lenders shall otherwise consent in writing:

               (a)    Compliance with Laws, Etc.
                      -------------------------
                      Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) complying with all Environmental Laws and
(ii) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith, except where failure to so comply would not have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Partnership and its Subsidiaries, taken as a whole.

               (b)    Reporting Requirements.
                      ----------------------
                      Furnish to the Lenders:

                    (i) as soon as available and in any event within 110 days after the end of each fiscal year of the Partnership, a copy of the annual audit report for such year for the Partnership and its Subsidiaries, containing financial statements (including a consolidated balance sheet, consolidated statements of income and partners' equity and cash flows of the Partnership and its Subsidiaries) for such year, accompanied by an opinion of Deloitte & Touche or other nationally recognized independent public accountants. The opinion shall be unqualified (as to going concern, scope of audit and disagreements over the accounting or other treatment of offsets) and shall state that such consolidated financial statements present fairly the financial position of the Partnership and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                    (ii) together with each delivery of the report of the Partnership and its Subsidiaries pursuant to subsection (i) above, a compliance certificate for the year executed by an authorized financial officer of the Partnership stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Partnership and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of the compliance certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Partnership has taken, is taking and proposes to take with respect thereto;

                    (iii) as soon as possible and in any event within five days after the occurrence of each Event of Default and each Potential Event of Default, continuing on the date of such statement, a statement of an authorized financial officer of the Partnership setting forth details of such Event of Default or Potential Event of Default and the action which the Partnership has taken and proposes to take with respect thereto;

                    (iv) promptly after any significant change in accounting policies or reporting practices, notice and a description in reasonable detail of such change;

                    (v) promptly and in any event within 30 days after the Partnership or any ERISA Affiliate knows or has reason to know that any ERISA Event referred to in clause (i) of the definition of ERISA Event with respect to any Pension Plan has occurred which might result in liability to the PBGC a statement of the chief accounting officer of the Partnership describing such ERISA Event and the action, if any, that the Partnership or such ERISA Affiliate has taken or proposes to take with respect thereto;

                    (vi) promptly and in any event within 10 days after the Partnership or any ERISA Affiliate knows or has reason to know that any ERISA Event (other than an ERISA Event referred to in (v) above) with respect to any Pension Plan has occurred which might result in liability to the PBGC, a statement of the chief accounting officer of the Partnership describing such ERISA Event and the action, if any, that the Partnership or such ERISA Affiliate has taken or proposes to take with respect thereto;

                    (vii) promptly and in any event within five Business Days after receipt thereof by the Partnership or any ERISA Affiliate from the PBGC, copies of each notice from the PBGC of its intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

                    (viii) promptly and in any event within seven Business Days after receipt thereof by the Partnership or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Partnership or any ERISA Affiliate concerning (w) the imposition of Withdrawal Liability by a Multiemployer Plan, (x) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (y) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA or (z) the amount of liability incurred, or expected to be incurred, by the Partnership or any ERISA Affiliate in connection with any event described in clause (w), (x) or (y) above;

                    (ix) promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or government department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Partnership or any of its Subsidiaries, of the type described in Section 4.01(f);

                    (x)    promptly after the occurrence thereof, notice of
(A) any event which makes any of the representations contained in Section 4.01(m) inaccurate in any material respect or (B) the receipt by the Partnership of any notice, order, directive or other communication from a governmental authority alleging violations of or noncompliance with any Environmental Law which could reasonably be expected to have a material adverse effect on the financial condition of the Partnership and its Subsidiaries, taken as a whole;

                    (xi) promptly after any change in any Rating, a notice of such change, which notice shall specify the new Rating, the date on which such change was publicly announced (in the case of a public rating) or disclosed to the Corporation (in the case of a private rating), and such other information with respect to such change as any Lender through the Agent may reasonably request; and

                    (xii) such other information respecting the condition or operations, financial or otherwise, of the Partnership or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

               (c)    Partnership Existence, Etc.
                      --------------------------
                      The Partnership will, and will cause each of its Subsidiaries to, at all times maintain its fundamental business and preserve and keep in full force and effect its partnership existence (except as permitted under Section 5.02(b) hereof) and all rights, franchises and licenses necessary or desirable in the normal conduct of its business.

               (d) Maintenance of Insurance. The Partnership will and will cause each of its Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (i) as are usually insured by companies engaged in similar businesses and (ii) with responsible and reputable insurance companies. Notwithstanding the foregoing, the Partnership and its Subsidiaries may maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of comparable size engaged in the same or similar business, which plans shall include, among other things, adequate reserves for the risks that are self-insured. On request the Partnership will advise the Agent and the Lenders concerning any such plan or plans for self-insurance.

          Section 5.02    Negative Covenants of the Partnership.
                          -------------------------------------
  The Partnership covenants and agrees that, so long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, without the written consent of the Majority Lenders:

               (a)    Liens, Etc.
                      ----------
                      The Partnership will not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, unless the Partnership's obligations hereunder shall be secured equally and ratably with, or prior to, any such Debt; provided however that
                                                      -------- -------
the foregoing restriction shall not apply to the following Liens which are permitted:

                    (i) set-off rights, arising by operation of law or under any contract entered into in the ordinary course of business, and bankers' Liens, Liens of carriers, warehousemen, mechanics, workmen, employees, materialmen and other Liens imposed by law;

                    (ii) Liens in favor of the United States of America to secure amounts paid to the Partnership or any of its Subsidiaries as advance or progress payments under government contracts entered into by it so long as such Liens cover only (x) special bank accounts into which only such advance or progress payments are deposited and (y) supplies covered by such government contracts and material and other property acquired for or allocated to the performance of such government contracts;

                    (iii) attachment, judgment and other similar Liens arising in connection with legal proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings, and provided that any such judgment does not constitute an Event of Default;
(iv) Liens on accounts receivable resulting from the sale of such accounts receivable;

                    (v) Liens on assets of any Subsidiary of the Partnership existing at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of becoming a Subsidiary);

                    (vi) purchase money Liens upon or in any property acquired or held by the Partnership or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property (provided that the amount of Debt secured by such Lien does not exceed 100% of the purchase price of such property and transaction costs relating to such acquisition) and Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); and the interest of the lessor thereof in any property that is subject to a Capital Lease;

                    (vii) Liens, other than Liens described in clauses (i) through (vi) and in clause (ix), to secure Debt not in excess of $75,000,000 principal amount at any time outstanding;

                    (viii) Liens resulting from any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Debt secured by any Lien referred to in clauses (iv), (v) and
(vi) so long as (x) the aggregate principal amount of any such Debt shall not increase as a result of any such extension, renewal or replacement and (y) Liens resulting from any such extension, renewal or replacement shall cover only such property which secured the Debt that is being extended, renewed or replaced; and

                    (ix)   Liens on any of the properties described in
Schedule II hereto to secure Debt, provided that the amount of such Debt does not exceed 100% of the fair market value of the property encumbered by such Lien at the time such Debt is incurred.

               (b)    Restrictions on Fundamental Changes.
                      -----------------------------------
                      The Partnership will not, and will not permit any of its Subsidiaries to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial portion of its assets (whether now owned or hereafter acquired) to any Person (other than the Corporation or any Subsidiary of the Corporation, so long as the Corporation, directly or indirectly, owns 80% or more of the voting stock thereof), or enter into any partnership, joint venture, syndicate, pool or other combination, unless (a) no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and (b) any prepayment required under
Section 2.06(b) has been made.

               (c)    Plan Terminations.
                      -----------------
                      The Partnership will not, and will not permit any ERISA Affiliate to, terminate any Pension Plan so as to result in liability of the Partnership or any ERISA Affiliate to the PBGC in excess of $15,000,000, or permit to exist any occurrence of an event or condition which reasonably presents a material risk of a termination by the PBGC of any Pension Plan with respect to which the Partnership or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of $15,000,000.

               (d) Employee Benefit Costs and Liabilities. The Partnership will not, and will not permit any ERISA Affiliate to, create or suffer to exist, (i) any Insufficiency with respect to a Pension Plan or any Withdrawal Liability with respect to a Multiemployer Plan if, immediately after giving effect thereto, such Insufficiencies and Withdrawal Liabilities of all Pension Plans and Multiemployer Plans, respectively, of the Partnership and its ERISA Affiliates exceeds $25,000,000 or (ii) except as provided in Section 4980B of the Code and except as provided under the terms of any employee welfare benefit plans provided pursuant to the terms of collective bargaining agreements, any employee benefit plan to provide health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Partnership or any of its ERISA Affiliate unless the Partnership and/or any of its ERISA Affiliates are permitted to terminate such benefits pursuant to the terms of such employee benefit plan.

          Section 5.03    Affirmative Covenants of the Corporation.
                          ----------------------------------------
          The Corporation covenants and agrees that the Corporation will, unless and until all of the Advances shall have been indefeasibly paid in full, the Commitments of the Lenders shall have terminated and all of the Guarantied Obligations shall have been indefeasibly paid in full, unless Majority Lenders shall otherwise consent in writing:

               (a)    Compliance with Laws, Etc.
                      -------------------------
                      Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) complying with all Environmental Laws and
(ii) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith, except where failure to so comply would not have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Corporation and its Subsidiaries, taken as a whole.

               (b)    Reporting Requirements.
                      ----------------------
                      Furnish to the Lenders:

                    (i) as soon as available and in any event within 60 days of the end of each of the first three fiscal quarters of each fiscal year of the Corporation, a copy of the quarterly report for such quarter for the Corporation and its Subsidiaries, containing financial statements (including a consolidated balance sheet, consolidated statements of income and stockholders' equity and cash flows of the Corporation and its Subsidiaries) for such quarter;

                    (ii) as soon as available and in any event within 110 days after the end of each fiscal year of the Corporation, a copy of the annual audit report for such year for the Corporation and its Subsidiaries, containing financial statements (including a consolidated balance sheet, consolidated statements of income and stockholders' equity and cash flows of the Corporation and its Subsidiaries) for such year, accompanied by an opinion of Deloitte & Touche or other nationally recognized independent public accountants. The opinion shall be unqualified (as to going concern, scope of audit and disagreements over the accounting or other treatment of offsets) and shall state that such consolidated financial statements present fairly the financial position of the Corporation and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                    (iii) together with each delivery of the report of the Corporation and its Subsidiaries pursuant to subsection (i) or subsection (ii) above, a compliance certificate for the quarter or year, as applicable, executed by an authorized financial officer of the Corporation (A) stating, in the case of the financial statements delivered under Section 5.03(b)(i) for such quarter, that such financial statements fairly present the financial condition of the Corporation and its Subsidiaries as at the dates indicated and the results of operations of the Corporation and its Subsidiaries and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein), subject to changes resulting from audit and normal year-end adjustment, (B) stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Corporation and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of the compliance certificate, of any condition or event that constitutes an Event of Default or a Potential Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Corporation has taken, is taking and proposes to take with respect thereto and (C) demonstrating in reasonable detail compliance during (as required thereunder) and at the end of such accounting periods with the restrictions contained in Section 5.04(c).

                    (iv) together with each delivery of the Corporation's annual report pursuant to subsection (ii) above, a written statement by the independent public accountants giving the report thereon (so long as delivery of such statement is not prohibited by AICPA rules) (A) stating that their audit examination has included a review of the terms of this Agreement as they relate to accounting matters and (B) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or a Potential Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of a reasonable audit examination;

                    (v) as soon as possible and in any event within five days after the occurrence of each Event of Default and each Potential Event of Default, continuing on the date of such statement, a statement of an authorized financial officer of the Corporation setting forth details of such Event of Default or Potential Event of Default and the action which the Corporation has taken and proposes to take with respect thereto;

                    (vi) promptly after any significant change in accounting policies or reporting practices, notice and a description in reasonable detail of such change;

                    (vii) promptly and in any event within 30 days after the Corporation or any ERISA Affiliate knows or has reason to know that any ERISA Event referred to in clause (i) of the definition of ERISA Event with respect to any Pension Plan has occurred which might result in liability to the PBGC a statement of the chief accounting officer of the Corporation describing such ERISA Event and the action, if any, that the Corporation or such ERISA Affiliate has taken or proposes to take with respect thereto;

                    (viii) promptly and in any event within 10 days after the Corporation or any ERISA Affiliate knows or has reason to know that any ERISA Event (other than an ERISA Event referred to in (v) above) with respect to any Pension Plan has occurred which might result in liability to the PBGC, a statement of the chief accounting officer of the Corporation describing such ERISA Event and the action, if any, that the Corporation or such ERISA Affiliate has taken or proposes to take with respect thereto;

                    (ix) promptly and in any event within five Business Days after receipt thereof by the Corporation or any ERISA Affiliate from the PBGC, copies of each notice from the PBGC of its intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

                    (x) promptly and in any event within seven Business Days after receipt thereof by the Corporation or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Corporation or any ERISA Affiliate concerning (w) the imposition of Withdrawal Liability by a Multiemployer Plan, (x) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (y) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA or (z) the amount of liability incurred, or expected to be incurred, by the Corporation or any ERISA Affiliate in connection with any event described in clause (w), (x) or (y) above;

                    (xi) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Corporation or any of its Subsidiaries sends to its stockholders generally, and copies of all regular, periodic and special reports, and all registration statements, that the Corporation or any of its Subsidiaries files with the SEC or any governmental authority that may be substituted therefor, or with any national securities exchange;

                    (xii) promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of the Corporation or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 5.03.

                    (xiii) promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or government department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Corporation or any of its Subsidiaries, of the type described in Section 4.02(f).

                    (xiv)  promptly after the occurrence thereof, notice of
(A) any event which makes any of the representations contained in Section 4.02(l) inaccurate in any material respect or (B) the receipt by the Corporation of any notice, order, directive or other communication from a governmental authority alleging violations of or noncompliance with any Environmental Law which could reasonably be expected to have a material adverse effect on the financial condition of the Corporation and its Subsidiaries, taken as a whole;

                    (xv) promptly after any change in any Rating, a notice of such change, which notice shall specify the new Rating, the date on which such change was publicly announced (in the case of a public rating) or was disclosed to the Corporation (in the case of a private rating), and such other information with respect to such change as any Lender through Agent may reasonably request; and

                    (xvi) such other information respecting the condition or operations, financial or otherwise, of the Corporation or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

               (c)    Corporate Existence, Etc.
                      ------------------------
                      The Corporation will, and will cause each of its material Subsidiaries to, at all times maintain its fundamental business and preserve and keep in full force and effect its corporate existence (except as permitted under Section 5.04(b)) and all rights, franchises and licenses necessary or desirable in the normal conduct of its business.

               (d)    Maintenance of Insurance.
                      ------------------------
                      The Corporation will and will cause each of its Subsidiaries to maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks (i) as are usually insured by companies engaged in similar businesses and (ii) with responsible and reputable insurance companies or associations.
Notwithstanding the foregoing, the Corporation and its Subsidiaries may maintain a plan or plans of self-insurance to such extent and covering such risks as is usual for companies of comparable size engaged in the same or similar business, which plans shall include, among other things, adequate reserves for the risks that are self-insured. On request the Corporation will advise the Agent and the Lenders concerning any such plan or plans for self-insurance.

               (e)    Relationship to the Partnership.
                      -------------------------------
                      The Corporation shall keep itself informed as to the status of the transactions contemplated or referred to herein, the Partnership's financial status and its ability to perform its obligations under this Agreement.

          Section 5.04    Negative Covenants of the Corporation.
                          -------------------------------------
          The Corporation covenants and agrees that, unless and until all of the Advances shall have been indefeasibly paid in full, the Commitments of the Lenders shall have terminated and all of the Guarantied Obligations shall have been indefeasibly paid in full, unless Majority Lenders shall otherwise consent in writing:

               (a)    Liens, Etc.
                      ----------
                      The Corporation will not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, unless the Corporation's obligations hereunder shall be secured equally and ratably with, or prior to, any such Debt; provided however that
                                                      -------- -------
the foregoing restriction shall not apply to the following Liens which are permitted:

                    (i) set-off rights, arising by operation of law or under any contract entered into in the ordinary course of business, and bankers' Liens, Liens of carriers, warehousemen, mechanics, workmen, employees, materialmen and other Liens imposed by law;

                    (ii) Liens in favor of the United States of America to secure amounts paid to the Corporation or any of its Subsidiaries as advance or progress payments under government contracts entered into by it so long as such Liens cover only (x) special bank accounts into which only such advance or progress payments are deposited and (y) supplies covered by such government contracts and material and other property acquired for or allocated to the performance of such government contracts;

                    (iii) attachment, judgment and other similar Liens arising in connection with legal proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings, and provided that any such judgment does not constitute an Event of Default;

                    (iv) Liens on accounts receivable resulting from the sale of such accounts receivable;

                    (v) Liens on assets of any Subsidiary of the Corporation existing at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of becoming a Subsidiary);

                    (vi) purchase money Liens upon or in any property acquired or held by the Corporation or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property (provided that the amount of Debt secured by such Lien does not exceed 100% of the purchase price of such property and transaction costs relating to such acquisition) and Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); and the interest of the lessor thereof in any property that is subject to a Capital Lease;

                    (vii) Liens, other than Liens described in clauses (i) through (vi) and in clause (ix), to secure Debt not in excess of an aggregate of $75,000,000 principal amount at any time outstanding;

                    (viii) Liens resulting from any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Debt secured by any Lien referred to in clauses (iv), (v) and
(vi) so long as (x) the aggregate principal amount of any such Debt shall not increase as a result of any such extension, renewal or replacement and (y) Liens resulting from any such extension, renewal or replacement shall cover only such property which secured the Debt that is being extended, renewed or replaced; and

                    (ix) Liens on any of the properties described in Schedule III hereto to secure Debt, provided that the amount of such Debt does not exceed 100% of the fair market value of the property encumbered by such Lien at the time such Debt is incurred.

               (b)    Restrictions on Fundamental Changes.
                      -----------------------------------
                      The Corporation will not, and will not permit any of its Subsidiaries to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial portion of its assets (whether now owned or hereafter acquired) to any Person (other than the Corporation or any Subsidiary of the Corporation, so long as the Corporation, directly or indirectly, owns 80% or more of the voting stock thereof), or enter into any partnership, joint venture, syndicate, pool or other combination, unless (a) no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and (b) in the case of any consolidation or merger involving the Corporation either (i) the Corporation is the surviving entity or (ii) the Person surviving or resulting from such consolidation or merger shall have assumed the obligations of the Corporation hereunder in an agreement or instrument reasonably satisfactory in form and substance to the Agent.

               (c)    Financial Covenants.
                      -------------------

                    (i)    Leverage Ratio.
                           --------------
                           The Corporation will not permit at any time the
ratio of Consolidated Total Debt to Consolidated Total Capitalization to exceed 0.45 to 1.00.

                    (ii)   Minimum Interest Coverage Ratio.
                           -------------------------------
                           The Corporation will not permit the ratio of
Consolidated Gross Cash Flow for the four consecutive fiscal quarters ending on the last day of each fiscal quarter to Consolidated Interest Expense for such four consecutive fiscal quarters ending on the last day of each fiscal quarter to be less than 3.50 to 1.00.

               (d)    Plan Terminations.
                      -----------------
                      The Corporation will not, and will not permit any ERISA Affiliate to, terminate any Pension Plan so as to result in liability of the Corporation or any ERISA Affiliate to the PBGC in excess of $15,000,000, or permit to exist any occurrence of an event or condition which reasonably presents a material risk of a termination by the PBGC of any Pension Plan with respect to which the Corporation or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of $15,000,000.

               (e)    Employee Benefit Costs and Liabilities.
                      --------------------------------------
                      The Corporation will not, and will not permit any ERISA Affiliate to, create or suffer to exist, (i) any Insufficiency with respect to a Pension Plan or any Withdrawal Liability with respect to a Multiemployer Plan if, immediately after giving effect thereto, such Insufficiencies and Withdrawal Liabilities of all Pension Plans and Multiemployer Plans, respectively, of the Corporation and its ERISA Affiliates exceeds $25,000,000 or (ii) except as provided in Section 4980B of the Code and except as provided under the terms of any employee welfare benefit plans provided pursuant to the terms of collective bargaining agreements, any employee benefit plan to provide health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Corporation or any of its ERISA Affiliate unless the Corporation and/or any of its ERISA Affiliates are permitted to terminate such benefits pursuant to the terms of such employee benefit plan.


                                  ARTICLE VI
                              EVENTS OF DEFAULT

          Section 6.01    Events of Default.
                          -----------------
          If any of the following events ("Events of Default") shall occur and be continuing:

               (a) Either Borrower shall fail to pay any principal of any Advance when the same becomes due and payable or either Borrower shall fail to pay any interest on any Advance or any fees or other amounts payable hereunder within five days of the date due; or

               (b) The Guarantor shall fail to pay any Guarantied Obligations when the same becomes due and payable; or

               (c) Any representation or warranty made by the Partnership or the Corporation herein or by the Partnership (or any of its or the Managing Partner's officers) or the Corporation in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

               (d) The Partnership shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.01(c) or 5.02, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after the Partnership obtains knowledge of such breach; or

               (e) The Corporation shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.03(c) or 5.04, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after the Corporation obtains knowledge of such breach; or

               (f) The Corporation, the Partnership or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $35,000,000 in the aggregate (but excluding Debt arising under this Agreement) of the Corporation, the Partnership or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or by a required prepayment of insurance proceeds or by a required prepayment as a result of formulas based on asset sales or excess cash flow), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

               (g) The Corporation, the Partnership or any of their respective Significant Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Corporation, the Partnership or any of their respective Significant Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Corporation, the Partnership or any of their respective Significant Subsidiaries shall take any corporate or partnership action to authorize any of the actions set forth above in this subsection (g); or

               (h) Any judgment or order for the payment of money in excess of $35,000,000 shall be rendered against the Corporation, the Partnership or any of their respective Significant Subsidiaries and is not promptly paid by the Corporation, the Partnership or any of their respective Significant Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

               (i) Any provision of the Guaranty shall for any reason cease to be valid and binding on the Guarantor or the Guarantor shall so state in writing; or

               (j)

                    (i) Any ERISA Event with respect to a Pension Plan shall have occurred and, 30 days after notice thereof shall have been given to the Borrowers by the Agent, (x) such ERISA Event shall still exist and (y) the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Pension Plan and the Insufficiency of any and all other Pension Plans with respect to which an ERISA Event shall have occurred and then exist (or in the case of a Pension Plan with respect to which an ERISA Event described in clause (iii) through (vi) of the definition of ERISA Event shall have occurred and then exist, the liability related thereto) is equal to or greater than $15,000,000; or

                    (ii) Either Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred an aggregate Withdrawal Liability for all years to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by such Borrower and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $15,000,000; or

                    (iii) Either Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV or ERISA, if as a result of such reorganization or termination the aggregate annual contributions of such Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan year of such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $15,000,000; or

               (k) Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Corporation (or other securities convertible into such securities) representing 35% or more of the combined voting power of all securities of the Corporation entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or

               (l) The Corporation or any of its Subsidiaries shall be suspended or debarred by any governmental entity from entering into any government contract or government subcontract from otherwise engaging in any business relating to government contracts or from participation in government non-procurement programs, and such suspension or debarment could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Corporation and its Subsidiaries, taken as a whole;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are here expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Corporation, the Partnership or any of their respective Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

                                 ARTICLE VII
                                  THE AGENT

          Section 7.01    Authorization and Action.
                          ------------------------
          Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances and other amounts owing hereunder), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders;
provided, however, that the Agent shall not be required to take any action
--------  -------
which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by either Borrower pursuant to the terms of this Agreement.

          Section 7.02    Agent's Reliance, Etc.
                          ---------------------
          Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Advance as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Advance, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07;
(ii) may consult with legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Partnership or the Corporation or to inspect the property (including the books and records) of the Partnership or the Corporation; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          Section 7.03    CUSA and Affiliates.
                          -------------------
          With respect to its Commitment, the Advances made by it, CUSA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CUSA in its individual capacity. CUSA and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers, any of their respective subsidiaries and any Person who may do business with or own securities of either Borrower or any such subsidiary, all as if CUSA were not the Agent and without any duty to account therefor to the Lenders.

          Section 7.04    Lender Credit Decision.
                          ----------------------
          Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          Section 7.05    Indemnification.
                          ---------------
          The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the A Advances then held by each of them (or if no A Advances are at the time outstanding or if any A Advances are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, syndication, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

          Section 7.06    Successor Agent.
                          ---------------
          The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America or of any State thereof or any Bank and, in each case having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                 ARTICLE VIII
                                 THE GUARANTY

          Section 8.01    Guaranty of the Guarantied Obligations.
                          --------------------------------------
          The Guarantor hereby irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment or declaration of (or in certain circumstances automatic) acceleration (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes:

               (a) any and all obligations of the Partnership in respect of notes, advances, borrowings, loans, debts, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, arising under or in connection with this Agreement, including those arising under successive borrowing transactions under this Agreement which shall either continue such obligations of the Partnership or from time to time renew them after they have been satisfied; and

               (b)    those expenses set forth in Section 8.07 hereof.
This Article VIII, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, is sometimes referred to herein as the "Guaranty" or this "Guaranty".

          Section 8.02    Liability of the Guarantor.
                          --------------------------
          The Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

               (a) This Guaranty is a guaranty of payment when due and not of collectibility.

               (b) The obligations of the Guarantor hereunder are independent of the obligations of the Partnership hereunder and the obligations of any other guarantor of the obligations of the Partnership hereunder, and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against the Partnership or any of such other guarantors and whether or not the Partnership is joined in any such action or actions.

               (c) The Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability for any portion of the Guarantied Obligations which has not been paid. Without limiting the generality of the foregoing, if Agent is awarded a judgment in any suit brought to enforce the Guarantor's covenant to pay a portion of the Guarantied Obligations, such judgment shall not be deemed to release the Guarantor from its covenant to pay the portion of the Guarantied Obligations that is not the subject of such suit.

               (d) The Agent or any Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of the Guarantor's liability hereunder, from time to time may (i) renew, extend (whether pursuant to Section 2.16 or otherwise), accelerate (in accordance with the terms of this Agreement), increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of Agent or any Lender in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that Agent or Lenders, or any of them, may have against any such security, as Agent in its discretion may determine consistent with this Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Partnership or any security for the Guarantied Obligations; and (vi) exercise any other rights available to it hereunder.

               (e) This Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than indefeasible payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising hereunder, at law, in equity or otherwise) with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of this Agreement, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, in each case whether or not in accordance with the terms of this Agreement or any agreement relating to such other guaranty or security; (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received from the proceeds of any security for the Guarantied Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guarantied Obligations) to the payment of indebtedness other than the Guarantied Obligations, even though Agent or Lenders, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations; (v) any Lender's or Agent's consent to the change, reorganization or termination of the corporate or partnership structure or existence of the Partnership or any of its Subsidiaries and to any corresponding restructuring of the Guarantied Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations; (vii) any defenses which the Partnership may allege or assert against Agent or any Lender in respect of the Guarantied

Obligations, including but not limited to statute of frauds, statute of limitations, and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guarantied Obligations.

          Section 8.03    Waivers by the Guarantor.
                          ------------------------
          The Guarantor hereby waives, for the benefit of Lenders and Agent:

          (a) any right to require Agent or Lenders, as a condition of payment or performance by the Guarantor, to (i) proceed against the Partnership, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Partnership, any other guarantor of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Agent or any Lender in favor of the Partnership or any other Person, or (iv) pursue any other remedy in the power of Agent or any Lender whatsoever;

          (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Partnership including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Partnership from any cause other than indefeasible payment in full of the Guarantied Obligations;

          (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

          (d) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the Guarantor's obligations hereunder,
(ii) the benefit of any statute of limitations affecting the Guarantor's liability hereunder or the enforcement hereof, and (iii) promptness, diligence and any requirement that Agent or any Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto;

          (e) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to the Partnership and notices of any of the matters referred to in Section 8.02 and any right to consent to any thereof; and

          (f) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

          Section 8.04    Payment by the Guarantor.
                          ------------------------
          The Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which Agent or any other Person may have at law or in equity against the Guarantor by virtue hereof, upon the failure of the Partnership to pay any of the Guarantied Obligations when and as the same shall become due, whether at stated maturity, by required prepayment or declaration of (or, in certain circumstances, automatic) acceleration, (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), the Guarantor will forthwith pay, or cause to be paid, in cash, to Agent for the benefit of Lenders, an amount equal to the sum of the unpaid principal amount of all Guarantied Obligations then due as aforesaid, accrued and unpaid interest on such Guarantied Obligations (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Partnership, would have accrued on such Guarantied Obligations, whether or not a claim is allowed against the Partnership for such interest in any such bankruptcy proceeding) and all other Guarantied Obligations then owed to Agent and/or Lenders as aforesaid.

          Section 8.05    Subrogation.
                          -----------
          Until the Guarantied Obligations shall have been indefeasibly paid in full, the Guarantor shall withhold exercise of (a) any right of subrogation, (b) any right of contribution the Guarantor may have against any other guarantor of the Guarantied Obligations, (c) any right to enforce any remedy which Agent or any Lender now has or may hereafter have against the Partnership or (d) any benefit of, and any right to participate in, any security now or hereafter held by Agent or any Lender. The Guarantor further agrees that, to the extent that its agreement to defer exercising any of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation the Guarantor may have against the Partnership or against any collateral or security, and any rights of contribution the Guarantor may have against any other guarantor, shall be junior and subordinate to any rights Agent or Lenders may have against the Partnership, to all right, title and interest Agent or Lenders may have in any such collateral or security, and to any right Agent or Lenders may have against such other guarantor. Agent, on behalf of Lenders, may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights the Guarantor may have, and upon any such disposition or sale any rights of subrogation the Guarantor may have shall terminate. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all Guarantied Obligations shall not have been paid in full, such amount shall be held in trust for Agent on behalf of Lenders and shall forthwith be paid over to Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations in accordance with the terms of this Agreement or any applicable security agreement.

          Section 8.06    Subordination of Other Obligations.
                          ----------------------------------
          Any indebtedness of the Partnership or any Subsidiary of the Partnership now or hereafter held by the Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of the Partnership or any Subsidiary of the Partnership to the Guarantor collected or received by the Guarantor after an Event of Default resulting from a payment default has occurred and is continuing or after an acceleration of the Guarantied Obligations shall be held in trust for Agent on behalf of Lenders and shall forthwith be paid over to Agent for the benefit of Lenders to be credited and applied against the Guarantied Obligations but without affecting, impairing or limiting in any manner the liability of the Guarantor under any other provision of this Guaranty.

          Section 8.07    Expenses.
                          --------
          The Guarantor agrees to pay, or cause to be paid, and to save Agent and Lenders harmless against liability for, any and all reasonable costs and out-of-pocket expenses (including fees and disbursements of counsel) incurred or expended by

Agent or any Lender in connection with the enforcement of or preservation of any rights under this Guaranty.

          Section 8.08    Continuing Guaranty; Termination of Guaranty.
                          --------------------------------------------
          This Guaranty is a continuing guaranty and shall remain in effect until all of the Guarantied Obligations shall have been indefeasibly paid in full and the Commitments of all Lenders shall have terminated.

          Section 8.09    Authority of the Guarantor or the Partnership.
                          ---------------------------------------------
          It is not necessary for Lenders or Agent to inquire into the capacity or powers of the Guarantor or the Partnership or the officers, directors or any agents acting or purporting to act on behalf of any of them.

          Section 8.10    Financial Condition of the Partnership.
                          --------------------------------------
          Any Advances may be granted to the Partnership or continued from time to time without notice to or authorization from Guarantor regardless of the financial or other condition of the Partnership at the time of any such grant or continuation. Lenders and Agent shall have no obligation to disclose or discuss with the Guarantor their assessment, or the Guarantor's assessment, of the financial condition of the Partnership. The Guarantor has adequate means to obtain information from the Partnership on a continuing basis concerning the financial condition of the Partnership and its ability to perform its obligations hereunder, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Partnership and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. The Guarantor hereby waives and relinquishes any duty on the part of Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of the Partnership now known or hereafter known by Agent or any Lender.

          Section 8.11    Rights Cumulative.
                          -----------------
          The rights, powers and remedies given to Lenders and Agent by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Lenders and Agent by virtue of any statute or rule of law or under this Agreement or any agreement between the Corporation and Lenders and/or Agent or between the Partnership and Lenders and/or Agent. Any forbearance or failure to exercise, and any delay by any Lender or Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

          Section 8.12    Bankruptcy; Post-Petition Interest; Reinstatement
                          -------------------------------------------------
                          of the Guaranty.
                          ---------------

               (a) So long as any Guarantied Obligations remain outstanding, the Guarantor shall not, without the prior written consent of Agent in accordance with the terms of this Agreement, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Partnership. The obligations of the Guarantor under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Partnership or by any defense which the Partnership may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

               (b) The Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceedings had not been commenced) shall be included in the Guarantied Obligations because it is the intention of the Guarantor and Agent that the Guarantied Obligations which are guarantied by the Guarantor pursuant to this Guaranty should be determined without regard to any rule of bankruptcy or other similar laws or which may relieve the Partnership of any portion of such Guarantied Obligations. The Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any such interest accruing after the date on which such proceeding is commenced.

               (c) In the event that all or any portion of the Guarantied Obligations are paid by the Partnership, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Agent or any Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

          Section 8.13    Notice of Events.
                          ----------------
          As soon as the Guarantor obtains knowledge thereof, the Guarantor shall give Agent written notice of any condition or event which has resulted or might reasonably be expected to result in (a) a material adverse change in the financial condition of the Guarantor or the Partnership, or (b) a breach of or noncompliance with any term, condition or covenant contained in this Agreement or in any document delivered pursuant hereto, or (c) a material breach of, or material noncompliance with, any material term, condition or covenant of any material contract to which the Guarantor or the Partnership is a party or by which the Guarantor or the Partnership or the Guarantor's or the Partnership's property may be bound, or (d) the Guarantor or any of its Subsidiaries being suspended or debarred by any governmental entity from entering into any government contract or government subcontract, from otherwise engaging in any business relating to government contracts or from participation in government non-procurement programs, if such suspension or debarment may have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Guarantor and its Subsidiaries, taken as a whole.

          Section 8.14    Set Off.
                          -------
          In addition to any other rights any Lender may have under law or in equity, if any amount shall at any time be due and owing by the Guarantor to any Lender under this Guaranty, such Lender is authorized at any time or from time to time, without notice (any such notice being hereby expressly waived), to set off and to appropriate and to apply any and all deposits (including but not limited to indebtedness evidenced by certificates of deposit, whether matured or unmatured, time or demand deposits, provisional or final deposits, or general deposits but not special deposits) and any other indebtedness of such Lender or any Affiliate thereof owing to the Guarantor and any other property of the Guarantor held by such Lender to or for the credit or the account of the Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to such Lender under this Guaranty, and each such Affiliate is hereby irrevocably authorized to permit such setoff and application.

          Section 8.15    Determination of the Guarantied Obligations.
                          -------------------------------------------
          Notwithstanding anything to the contrary contained in this Guaranty, the determination of the amount and terms of repayment of the Guarantied Obligations under this Guaranty shall be consistent with such determination pursuant to this Agreement (without giving effect to the effect upon such determination of the Bankruptcy Code) with the result that the liability of the Guarantor under this Guaranty will not exceed the liability which the Guarantor would have had if it had been the Partnership under this Agreement (plus any amounts payable pursuant to Section 8.07 hereof); provided however that the Guarantor's agreements and waivers set forth herein with respect to suretyship defenses (including, without limitation, defenses based on lack of authority of the Partnership or persons signing on behalf of the Partnership or the illegality, invalidity or unenforceability of this Agreement against the Partnership) shall be fully effective, it being understood that the limitation on the Guarantor's liability set forth above relates only to the determination of the amount and payment terms of the Guarantied Obligations and does not otherwise limit the Guarantor's obligations under this Guaranty.

          Section 8.16    Successors and Assigns.
                          ----------------------
          This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of Lenders, Agent and their respective successors and assigns. The Guarantor shall not assign this Guaranty or any of the rights or obligations of the Guarantor hereunder without the prior written consent of all Lenders. Any Lender may, without notice or consent, assign its interest in this Guaranty in whole or in part. The terms and provisions of this Guaranty shall inure to the benefit of any assignee or transferee of any rights and obligations under this Agreement, and in the event of such transfer or assignment the rights and privileges herein conferred upon Lenders and Agent shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          Section 8.17    Further Assurances.
                          ------------------
          At any time or from time to time, upon the request of Agent or Majority Lenders, the Guarantor shall execute and deliver such further documents and do such other acts and things as Agent or Majority Lenders may reasonably request in order to effect fully the purposes of this Guaranty.


                                  ARTICLE IX
                                 MISCELLANEOUS

          Section 9.01    Amendments, Etc.
                          ---------------
          No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Partnership or the Corporation therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in
--------  -------
writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders (except pursuant to Section 2.18) or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the A Advances or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the A Advances or any fees or other amounts payable hereunder (except pursuant to Section 2.16), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the A Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (f) limit or release the liability of the Guarantor under the Guaranty, (g) postpone any date fixed for payment under the Guaranty or (h) amend Section 2.16, Section 2.18 or this Section 9.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement; and provided further, that any amendment, modification, termination or waiver of the principal amount of any B Advance or payments or prepayments by either Borrower in respect thereof, the scheduled maturity dates of any B Advance, the dates on which interest is payable and decreases in interest rates borne by B Advances shall not be effective without the written concurrence of the Lender which has funded such B Advance.

          Section 9.02    Notices, Etc.
                          ------------
          All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Corporation, at its address at Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California, 90245, Attention: Leon J. Level; if to the Partnership, at its address at CSC Enterprises, 2100 E. Grand Avenue, El Segundo, California 90245, Attention: Leon J. Level; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, (A) for all notices and communications relating to borrowings or repayments, including, without limitation, any Notice of Borrowing, Notice of Conversion/Continuation or notice of repayment or prepayment, at its address at Citicorp USA, Inc., c/o Citibank Agency Services, 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Janet Wallace, and (B) for all other notices and communications at its address at Citicorp USA, Inc., 787 West 5th Street, 27th Floor, Los Angeles, California 90071, Attention: Walter Larsen; or, as to the Corporation, the Partnership or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Corporation, the Partnership and the Agent. All such notices and communications shall, when personally delivered, mailed, telecopied, telegraphed, telexed or cabled, be effective when personally delivered, after five (5) days after being deposited in the mails, when delivered to the telegraph company, when confirmed by telex answerback or when delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

          Section 9.03    No Waiver; Remedies.
                          -------------------
          No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 9.04    Costs, Expenses and Indemnification.
                          -----------------------------------

               (a) The Partnership and the Corporation jointly and severally agree to pay promptly on demand all reasonable costs and out-of-pocket expenses of Agent in connection with the preparation, execution, delivery, administration, syndication, modification and amendment of this Agreement, and the other documents to be delivered hereunder or thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder. The Partnership and the Corporation further jointly and severally agree to pay promptly on demand all costs and expenses of the Agent and of each Lender, if any (including, without limitation, reasonable counsel fees and out-of-pocket expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and out-of-pocket expenses in connection with the enforcement of rights under this Section 9.04(a).

               (b) If any payment of principal of any Eurodollar Rate Advance or B Advance extended to either Borrower is made other than on the last day of the interest period for such Advance, as a result of a payment pursuant to Section 2.06 or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, such Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

               (c) The Partnership and the Corporation jointly and severally agree to indemnify and hold harmless the Agent, each Lender and each director, officer, employee, agent, attorney and affiliate of the Agent and each Lender (each an "indemnified person") in connection with any expenses, losses, claims, damages or liabilities to which the Agent, a Lender or such indemnified persons may become subject, insofar as such expenses, losses, claims, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) arise out of the transactions referred to in this Agreement or arise from any use or intended use of the proceeds of the Advances, or in any way arise out of activities of the Borrowers or the Guarantor that violate Environmental Laws, and to reimburse the Agent, each Lender and each indemnified person, upon their demand, for any reasonable legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability, or action or other proceeding, whether commenced or threatened (whether or not the Agent, such Lender or any such person is a party to any action or proceeding out of which any such expense arises). Notwithstanding the foregoing, the Corporation and the Partnership shall have no obligation hereunder to an indemnified person with respect to indemnified liabilities which have resulted from the gross negligence, bad faith or willful misconduct of such indemnified person.

          Section 9.05    Right of Set-off.
                          ----------------
          Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (time or demand, provisional or final, or general, but not special) at any time held and other indebtedness at any time owing by such Lender or any Affiliate thereof to or for the credit or the account of either Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement that are then due and payable, whether or not such Lender shall have made any demand under this Agreement, and each such Affiliate is hereby irrevocably authorized to permit such setoff and application. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity
--------
of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

          Section 9.06    Binding Effect.
                          --------------
          This Agreement shall be deemed to have been executed and delivered when it shall have been executed by the Partnership, the Corporation and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Partnership, the Corporation, the Agent and each Lender and their respective successors and permitted assigns, except that the Partnership and the Corporation shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of all Lenders. At the time of the effectiveness of this Agreement, (i) this Agreement shall supersede the Existing Credit Agreement and (ii) the Existing Credit Agreement shall automatically terminate and be of no further force and effect.

          Section 9.07    Assignments and Participations.
                          ------------------------------

               (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the A Advances owing to it); provided, however, that (i) each such assignment shall
                       --------  -------
be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any B Advances), (ii) after giving effect to any such assignment, (1) the assigning Lender shall no longer have any Commitment or (2) the amount of the Commitment of each of the assigning Lender and the Eligible Assignee party to such assignment (in each case determined as of the date of the Assignment and Acceptance with respect to such assignment) shall not be less than $10,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Any Lender may at any time pledge or assign all or any portion of its rights hereunder to any Affiliate of such Lender or any Federal Reserve Bank; provided, that no such
                                                      --------
pledge or assignment shall release such Lender from any of its obligations hereunder.

               (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Partnership or the Corporation or the performance or observance by the Partnership or the Corporation of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and Section 4.02, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (c)    The Agent shall maintain at its address referred to in
Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, the Commitment Termination Date of, and, with respect to each Borrower, principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (d) Within five days of its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee (together with a processing and recordation fee of $3,500 with respect thereto) and upon consent of the Borrowers thereto, which consent shall not be unreasonably withheld, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (1) accept such Assignment and Acceptance and (2) record the information contained therein in the Register. All communications with the Borrowers with respect to such consent of the Borrowers shall be either sent pursuant to Section 9.02 or sent to the following: CSC Enterprises, 2100
E. Grand Avenue, El Segundo, California 90245, Attention: Leon J. Level, Telephone No.: (310) 615-1728, Facsimile No.: (310) 322-9767.

               (e) Each Lender may assign to one or more banks or other entities any B Advance or B Advances made by it.

               (f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it; provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such

Lender shall remain the holder of any such Advance for all purposes of this Agreement, (iv) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) no Lender shall grant any participation under which the participant shall have rights to require such Lender to take or omit to take any action hereunder or approve any amendment to or waiver of this Agreement, except to the extent such amendment or waiver would: (A) extend the Termination Date of such Lender; or (B) reduce the interest rate or the amount of principal or fees applicable to Advances or the Commitment in which such participant is participating.

               (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Partnership or the Corporation furnished to such Lender by or on behalf of the Partnership or the Corporation; provided that, prior to any such disclosure, the assignee or Participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Partnership or the Corporation received by it from such Lender.

          Section 9.08    Governing Law.
                          -------------
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          Section 9.09    Execution in Counterparts.
                          -------------------------
          This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          Section 9.10    Consent to Jurisdiction; Waiver of Immunities.
                          ---------------------------------------------
          The Partnership and the Corporation hereby irrevocably submit to the jurisdiction of any New York state or Federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, and the Partnership and the Corporation hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court. The Partnership and the Corporation hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Partnership and the Corporation agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.10 shall affect the right of any Lender or Agent to serve legal process in any other manner permitted by law or affect the right of any Lender or Agent to bring any action or proceeding against the Partnership and the Corporation or their respective property in the courts of any other jurisdiction.

          Section 9.11    Waiver of Trial by Jury.
                          -----------------------
          THE PARTNERSHIP, THE CORPORATION, THE BANKS, THE AGENT AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, OTHER LENDERS EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Partnership, the Corporation, the Banks, the Agent and, by its acceptance of the benefits hereof, other Lenders each (i) acknowledges that this waiver is a material inducement for the Partnership, the Corporation, the Lenders and the Agent to enter into a business relationship, that the Partnership, the Corporation, the Lenders and the Agent have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          Section 9.12    Limited Liability of Merel Corporation.
                          --------------------------------------
          The Agent and each Lender agree for themselves and their successors and assigns that any claim against Merel Corporation or its successors (the "Limited Liability Partner") which may arise hereunder shall be made only against and shall be limited to the partnership interest in the Partnership owned by such Limited Liability Partner, any right to proceed against the Limited Liability Partner individually or any of its respective assets, other than with respect to its respective partnership interests in the Partnership, being hereby expressly waived and renounced by the Agent and each Lender. Nothing in this Section 9.12 shall be construed so as to prevent the Agent or any Lender from commencing any legal action, suit or proceeding with respect to, or causing legal papers to be served upon, the Limited Liability Partner for the purpose of obtaining jurisdiction over the Partnership or the Limited Liability Partner.

          Section 9.13    Survival of Warranties.
                          ----------------------
          All agreements, representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement and any increase in the Commitments under this Agreement.

          Section 9.14    Severability.
                          ------------
          In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          Section 9.15    Headings
                          --------
          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              CSC ENTERPRISES, a Delaware partnership

                              By: CSC Enterprises, Inc., its Managing Partner


                              By  /s/ Hayward D. Fisk
                                 ----------------------------------
                                 Name: Hayward D. Fisk
                                 Title: Vice President



                             COMPUTER SCIENCES CORPORATION,
                             a Nevada corporation

                             By  /s/ Leon J. Level
                                 ------------------------------------
                                 Name:  Leon J. Level
                                 Title: Vice President


                             CITICORP USA, INC., as Agent and a Lender

                             By  /s/ J. Gregory Davis
                                 ------------------------------------
                                 Name:  J. Gregory Davis
                                 Title: Vice President

                                 Commitment:  $23,750,000

Commitment                   Banks
----------                   -----

$21,250,000                  MORGAN GUARANTY TRUST CO. OF
                             NEW YORK (As a lender and
                             as a Senior Managing Agent)

                             By  /s/ Robert Bottamedi
                                 -------------------------------
                                 Name:  Robert Bottamedi
                                 Title: Vice President


$21,250,000                  THE BANK OF NEW YORK (As a
                             Lender and as a Senior Managing Agent)

                             By  /s/ Jonathan Rollins
                                 -------------------------------
                                 Name:  Jonathan Rollins
                                 Title: Vice President


$21,250,000                  THE FIRST NATIONAL BANK OF CHICAGO
                             (As a Lender and as a
                             Senior Managing Agent)

                             By  /s/ Mark A. Isley
                                 -------------------------------
                                 Name:  Mark A. Isley
                                 Title: FVP/Credit Officer II


$21,250,000                  FIRST UNION NATIONAL BANK
                             (As a Lender and as a Senior Managing Agent)

                             By  /s/ Peter D. Steffen
                                 -------------------------------
                                 Name:  Peter D. Steffen
                                 Title: Senior Vice President

$21,250,000                  MELLON BANK N.A. (As a Lender and
                             as a Senior Managing Agent)

                             By  /s/ Lawrence C. Ivey
                                 -------------------------------
                                 Name:  Lawrence C. Ivey
                                 Title: Vice President

$16,500,000                  BANCA DI ROMA (As a Lender and as
                             a Co-Agent)

                             By  /s/ Augusto Bianchi
                                 -------------------------------
                                 Name:  Augusto Bianchi
                                 Title: First Vice President 97911

                             By  /s/ Richard Dietz
                                 -------------------------------
                                 Name:  Richard Dietz
                                 Title: Vice President 97271


$16,500,000                  BANCA COMMERCIALE ITALIANA
                             Los Angeles Foreign Branch
                             (As a Lender and as a Co-Agent)

                             By  /s/ E. Bermant
                                 -------------------------------
                                 Name:  E. Bermant
                                 Title: First Vice President/
                                        Deputy Manager

                             By  /s/ J. Carlani
                                 -------------------------------
                                 Name:  J. Carlani
                                 Title: Vice President


$16,500,000                  WELLS FARGO BANK (As a Lender
                             and as a Co-Agent)

                             By  /s/ Donald A. Hartmann
                                 -------------------------------
                                 Name:  Donald A. Hartmann
                                 Title: Senior Vice President

                             By  /s/ Frieda Youlios
                                 -------------------------------
                                 Name:  Frieda Youlios
                                 Title: Vice President

$11,750,000                  BANCA NAZIONALE DEL LAVORO S.p.A.
                             (As a Lender)

                             By  /s/ Francesco Ingargiola
                                 -------------------------------
                                 Name:  Francesco Ingargiola
                                 Title: Assistant Vice President

                             By  /s/ Leonardo Valentini
                                 -------------------------------
                                 Name:  Leonardo Valentini
                                 Title: First Vice President


$11,750,000                  BBL INTERNATIONAL (U.K.) LTD.
                             (As a Lender)

                             By  /s/ C. F. Wright
                                 -------------------------------
                                 Name:  C. F. Wright
                                 Title: Authorised Signatory

                             By  /s/ M-C Swinnen
                                 -------------------------------
                                 Name:  M-C Swinnen
                                 Title: Authorised Signatory


$11,750,000                  THE BANK OF NOVA SCOTIA
                             (As a Lender)

                             By  /s/ Edward Kofman
                                 -------------------------------
                                 Name:  Edward Kofman
                                 Title: Relationship Manager


$11,750,000                  NATIONAL WESTMINSTER BANK, Plc
                             (As a Lender)

                             By  /s/ Simon Millsop
                                 -------------------------------
                                 Name:  Simon Millsop
                                 Title: Vice President

$11,750,000                  STANDARD CHARTERED BANK
                             (As a Lender)

                             By  /s/ John Biscette
                                 -------------------------------
                                 Name:  John Biscette
                                 Title: Vice President

                             By  /s/ Sylvia Rivera
                                 -------------------------------
                                 Name:  Sylvia Rivera
                                 Title: Vice President


$11,750,000                  DRESDNER BANK AG,
                             New York and Grand Cayman Branches
                             (As a Lender)

                             By  /s/ A. Richard Morris
                                 -------------------------------
                                 Name:  A. Richard Morris
                                 Title: First Vice President

                             By  /s/ Vincent Carotenuto
                                 -------------------------------
                                 Name:  Vincent Carotenuto
                                 Title: Assistant Treasurer

                                 SCHEDULE I
                        APPLICABLE LENDING OFFICES


Bank                    Domestic Lending Office     Eurodollar Lending Office
----                    -----------------------     -------------------------

Banca Commerciale       Banca Commerciale           Banca Commerciale
 Italiana                Italiana                    Italiana
  (Los Angeles          (N.Y. Branch)               (N.Y. Branch)
  Foreign Branch)       One South William Street    One South William Street
                        New York, NY  10004         New York, NY  10004
                        Attention: Brigitte Sacin   Attention: Brigitte Sacin
                        Tel. No. 212-607-3899       Tel. No. 212-607-3899
                        Fax No.  212-809-2124       Fax No.  212-809-2124

Banca di Roma           Banca di Roma               Banca di Roma
                        One Market Street,          One Market Street,
                        Stuart Tower                Stuart Tower
                        Suite 1000                  Suite 1000
                        San Francisco, CA  94105    San Francisco, CA  94105
                        Attention: Tom Woodruff     Attention: Tom Woodruff
                        Tel. No. 415-977-7308       Tel. No. 415-977-7308
                        Fax No.  415-357-9869       Fax No.  415-357-9869

Banca Nazionale del     Banca Nazionale del         Banca Nazionale del
 Lavoro                  Lavoro S.p.A.               Lavoro S.p.A.
                        New York Branch             New York Branch
                        25 W. 51st St.              25 W. 51st St.
                        New York, NY  10019         New York, NY  10019
                        Attention: Giulio Giovine   Attention: Giulio Giovine
                        Tel. No. 212-341-0239       Tel. No. 212-314-0239
                        Fax No.  212-765-2978       Fax No.  212-765-2978

BBL International       BBL International           BBL International
 (U.K.) Limited          (U.K.) Limited              (U.K.) Limited
                        6 Broadgate                 6 Broadgate
                        London EC2M2AJ              London EC2M2AJ
                        Attention: Chris Wright     Attention: Chris Wright
                        Tel. No. 44-171-392-5533    Tel. No. 44-171-392-5533
                        Fax No.  44-171-562-0208    Fax No.  44-171-562-0208


The Bank of New York    The Bank of New York        The Bank of New York
                        One Wall Street,            One Wall Street,
                        2nd Floor                   2nd Floor
                        New York, NY  10005         New York, NY  1005
                        Attention: Dawn Hertling    Attention: Dawn Hertling
                        Tel. No. 212-635-6742       Tel. No. 212-635-6742
                        Fax No.  212-635-6933       Fax No.  212-635-6933

                               Schedule I-1

The Bank of Nova Scotia The Bank of Nova Scotia     The Bank of Nova Scotia
                        580 California Street       580 California Street
                        San Francisco, CA  94104    San Francisco, CA  94104
                        Attention: John Quick       Attention: John Quick
                        Tel. No. 415-986-1100       Tel. No. 415-986-1100
                        Fax No.  415-397-0791       Fax No.  415-397-0791

Citicorp USA, Inc.      Citicorp USA, Inc.          Citicorp USA, Inc.
                        Citibank Agency Services    Citibank Agency Services
                        2 Penns Way, Suite 200      2 Penns Way, Suite 200
                        New Castle, DE  19720       New Castle, DE  19720
                        Attention: Janet Wallace    Attention: Janet Wallace
                        Tel. No.: 302-894-6029      Tel. No.: 302-894-6029
                        Fax No.:  302-894-6120      Fax No.:  302-894-6120

Dresdner Bank AG        Dresdner Bank AG,           Dresdner Bank AG,
                        New York Branch             New York Branch
                        Grand Cayman Branch         Grand Cayman Branch
                        75 Wall Street              75 Wall Street
                        New York, NY  10005         New York, NY  10005
                        Attention: Thomas A. Lowe   Attention: Thomas A. Lowe
                        Tel. No. 212-429-3037       Tel. No. 212-429-3037
                        Fax No.  212-429-2780       Fax No.  212-429-2780

The First National      The First National          The First National
 Bank of Chicago         Bank of Chicago             Bank of Chicago
                        One First National Plaza    One First National Plaza
                        Chicago, IL  60670          Chicago, IL  60670
                        Attention: Sharon Bosh      Attention: Sharon Bosh
                        Tel. No. 312-732-5694       Tel. No. 312-732-5694
                        Fax No.  312-732-4840       Fax No.  312-732-4840

First Union National    First Union National Bank   First Union National Bank
 Bank                   301 S. College St.          301 S. College St.
                        Mail Code: NC1183           Mail Code: NC1183
                        Charlotte, NC  28288        Charlotte, NC  28288
                        Attention: Todd Tucker      Attention: Todd Tucker
                        Tel. No. 704-383-0905       Tel. No. 704-383-0905
                        Fax No.  704-383-7999       Fax No.  704-383-7999

Mellon Bank, N.A.       Mellon Bank, N.A.           Mellon Bank, N.A.
                        Three Mellon Center,        Three Mellon Center,
                        Room 1203                   Room 1203
                        Pittsburgh, PA  15259       Pittsburgh, PA  15259
                        Attn: Loan Administration   Attn: Loan Administration
                        Tel. No. 412-234-7365       Tel. No. 412-234-7365
                        Fax No.  412-209-6122       Fax No.  412-209-6122


                               Schedule I-2

Morgan Guaranty Trust   Morgan Guaranty Trust       Morgan Guaranty Trust
 Company of New York     Company of New York         Company of New York
                        60 Wall Street              Nassau Bahamas Office
                        New York, NY  10260         c/o J.P. Morgan
                        Attention: Dennis Wilczek       Services Inc
                        Tel. No. 212-648-5018       Euro-Loan Servicing Unit
                        Fax No.  212-648-1265       500 Stanton Christiana
                                                     Road
                                                    Newark, DE  19713
                                                    Attention: Andrew Lipsett
                                                    Telex   177425MBDELUT
                                                    Fax No. 302-634-1094

National Westminster    National Westminister       National Westminster
 Bank, Plc               Bank, Plc                   Bank, Plc
                        New York Branch             Nassau Branch
                        65 East 55th Street,        c/o East 55th Street,
                        24th Floor                  24th Floor
                        New York, NY  10022         New York, NY  10022
                        Attention: Sheila Shaw,     Attention: Sheila Shaw,
                        Commercial Loans            Commercial Loans
                        Tel. No. 212-401-1406/1424  Tel.No. 212-401-1406/1424
                        Fax No.  212-401-1494       Fax No. 212-401-1494

Standard Chartered Bank Standard Chartered Bank     Standard Chartered Bank
                        7 World Trade Center        7 World Trade Center
                        New York, NY  10048         New York, NY  10048
                        Attn: Larry Fitzgerald      Attn: Larry Fitzgerald
                        Tel. No. 212-667-0107       Tel. No. 212-667-0107
                        Fax No.  212-667-0568       Fax No.  212-667-0568

Wells Fargo Bank        Wells Fargo Bank            Wells Fargo Bank
                        707 Wilshire Boulevard,     707 Wilshire Boulevard,
                        16th Floor                  16th Floor
                        MAC 2818-165                MAC 2818-165
                        Los Angeles, CA  90017      Los Angeles, CA  90017
                        Attn: Catherine Wallace     Attn: Catherine Wallace
                        Tel. No. 213-614-4763       Tel. No. 213-614-4763
                        Fax No.  213-614-2569       Fax No.  213-614-2569







                               Schedule I-3

                               SCHEDULE II
                         PROPERTY OF PARTNERSHIP



                                               Approximate
                                            Square
    Address                                 Footage   Acreage
    -------                                 -------   -------

1.  100 Winnenden Road                      147,000    51.0
    Norwich, CT

2.  5021 Kearney Villa Road                 161,000     9.5
    San Diego, CA

3.  1500 S. Edgewood Street                  20,000     3.9
    Baltimore, MD

4.  45154 Underwood Lane                     45,000     5.4
    Sterling, VA

5.  71 Deerfield Lane                       119,000    18.0
    Meriden, CT






                               Schedule II-1

                               SCHEDULE III
                         PROPERTY OF CORPORATION


                                                Approximate
                                             Square
     Address                                 Footage   Acreage
     -------                                 -------   -------

 1.  301 Harper Drive                         41,000      4.2
     Moorestown, NJ

 2.  3001 Centreville Road                    87,000     16.5
     Herndon, VA

 3.  2100 E. Grand Avenue                    206,000      5.9
     El Segundo, CA

 4.  304 W. Route 38                          58,000      5.5
     Moorestown, NJ

 5.  300 Fellowship Road                      12,000      8.3
     Mt. Laurel, NJ

 6.  3170 Fairview Park Drive                290,000     11.1
     Falls Church, VA

 7.  100 Winnenden Road                      149,000     51.0 *
     Norwich, CT

 8.  5021 Kearney Villa Road                 161,000      9.5 *
     San Diego, CA

 9.  460 Pacific Highway                      60,000      1.0
     St. Leonards, Australia

10.  2 Crawford Drive                          2,000      0.2
     Nowra, Australia

11.  1500 S. Edgewood Street                  20,000      3.9 *
     Baltimore, MD

12.  45154 Underwood Lane                     45,000      5.4 *
     Sterling, VA

13.  71 Deerfield Lane                       119,000     18.0 *
     Meriden, CT

14.  9500 Arboretum Boulevard                187,000      5.4
     Austin, TX

15.  Retortevj 8                             293,000     11.8
     Copenhagen, Denmark

16.  Oldenborg Alle 1                        130,000      3.4
     Copenhagen, Denmark

17.  21-25 Church Street West                 10,000      0.3
     Woking, Surrey, United Kingdom

18.  645 Paper Mill Road                     183,000
     Newark, DE

19.  Lodgehouse, Vinters Park                 79,000     11.3
     Maidstone, United Kingdom

20.  221 Henderson Road                       61,000      1.0
     Singapore



                               Schedule III-1

                                                Approximate
                                             Square
     Address                                 Footage   Acreage
     -------                                 -------   -------

21.  Topsail Plaza                            73,000
     11 Sum Street
     Shatin NT, Hong Kong

22.  19 Chaoyanmen Wai Avenue                  5,000
     Beijing, China

23.  #2 Consolate Avenue                       2,000
     Chendu, China

24.  836 Dong Feng Road East                   6,000
     Guangzhou, China

25.  Parlevinkerweg 1                         20,000
     Venlo, Netherlands

26.  Aldershot, United Kingdom                           35.0



* Owned by the Partnership and also listed on Schedule II.






                               Schedule III-2

                                 EXHIBIT A-1
                                 -----------

                            NOTICE OF A BORROWING





Citicorp USA, Inc., as Administrative Agent for the Lenders party to the Credit Agreement referred to below

c/o Citibank Agency Services
2 Penns Way, Suite 200
New Castle, Delaware 19720                                          [Date]

          Attention: Janet Wallace

Ladies and Gentlemen:

          Each of the undersigned, CSC Enterprises (the "Partnership") and Computer Sciences Corporation (the "Corporation"), refers to the Credit Agreement (Short Term Facility) dated as of August 20, 1999 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Partnership, the Corporation, certain Lenders party thereto and Citicorp USA, Inc., as Administrative Agent for said Lenders (the "Agent"). The [Partnership] [Corporation] hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the [Partnership] [Corporation] hereby requests an A Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such A Borrowing (the "Proposed A Borrowing") as required by Section 2.02(a) of the Credit Agreement:

          (i)    The Business Day of the Proposed A Borrowing is ___________,
____.
          (ii) The Type of A Advances comprising the Proposed A Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (iii) The aggregate amount of the Proposed A Borrowing is $______________.

          (iv) If the Type of A Advances comprising the Proposed A Borrowing is Eurodollar Rate Advances, the Interest Period for each A Advance made as part of the Proposed A Borrowing is __ month[s].

          Each of the undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed A Borrowing:

          (A) the representations and warranties contained in Article IV of the Credit Agreement are correct, before and after giving effect to the Proposed A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation and warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date;

          (B) no event has occurred and is continuing, or would result from such Proposed A Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Event of Default; and

          (C) the amount of the Proposed A Borrowing does not exceed the aggregate amount of the unused Commitments of the Lenders (after giving effect to any B Reductions).

          The Corporation hereby further certifies that after giving effect to the Proposed A Borrowing, the aggregate amount of the Guarantied Obligations (as defined in the Credit Agreement), together with all other Debt (including any Advances under the Credit Agreement) incurred by the Corporation pursuant to the resolutions of the Board of Directors of the Corporation authorizing the Credit Agreement, does not exceed the aggregate amount of Debt authorized by such resolutions.

                              Very truly yours,

                              CSC ENTERPRISES, a Delaware general partnership


                              By CSC Enterprises, Inc.,
                                 Its Managing Partner


                                    By:______________________
                                       Title:


                              COMPUTER SCIENCES CORPORATION


                              By:___________________________
                                 Title:

                                  EXHIBIT A-2
                                  -----------

                             NOTICE OF B BORROWING



Citicorp USA, Inc., as Administrative Agent for the Lenders party to the Credit Agreement referred to below

c/o Citibank Agency Services
2 Penns Way, Suite 200
New Castle, Delaware 19720                                           [Date]

          Attention:  Janet Wallace

Ladies and Gentlemen:

          Each of the undersigned, CSC Enterprises (the "Partnership") and Computer Sciences Corporation (the "Corporation"), refers to the Credit Agreement (Short Term Facility) dated as of August 20, 1999 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Partnership, the Corporation, certain Lenders party thereto and Citicorp USA, Inc., as Administrative Agent for said Lenders (the "Agent"). The [Partnership] [Corporation] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the [Partnership] [Corporation] hereby requests a B Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such B Borrowing (the "Proposed B Borrowing") is requested to be made:

     (A)  Date of B Borrowing       ____________________
     (B)  Amount of B Borrowing     ____________________
     (C)  Maturity Date             ____________________
     (D)  Interest Rate Basis       ____________________
     (E)  Interest Payment Date(s)  ____________________
     (F)  [Additional Terms]        ____________________
     (G)  [Additional Terms]        ____________________
     (H)  [Additional Terms]        ____________________

          Each of the undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed B Borrowing:

     (a) the representations and warranties contained in Article IV of the Credit Agreement are correct, before and after giving effect to the Proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation and warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date;

     (b) no event has occurred and is continuing, or would result from the Proposed B Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or a Potential Event of Default;

     (c) the aggregate amount of the Proposed B Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

          The [Partnership] [Corporation] hereby confirms that the Proposed B Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Credit Agreement.

          The Corporation hereby further certifies that after giving effect to the Proposed B Borrowing, the aggregate amount of the Guarantied Obligations (as defined in the Credit Agreement), together with all other Debt (including any Advances under the Credit Agreement) incurred by the Corporation pursuant to the resolutions of the Board of Directors of the Corporation authorizing the Credit Agreement, does not exceed the aggregate amount of Debt authorized by such resolutions.

                              Very truly yours,

                              CSC ENTERPRISES, a Delaware general partnership

                              CSC ENTERPRISES, INC.,
                              Its Managing Partner



                                  By: _______________________
                                      Title:


                              COMPUTER SCIENCES CORPORATION



                              By: ___________________________
                                  Title:

                                  EXHIBIT B
                                  ---------

                           ASSIGNMENT AND ACCEPTANCE

                              Dated ________, ____

          Reference is made to the Credit Agreement (Short Term Facility) dated as of August 20, 1999 (as amended from time to time, the "Credit Agreement") among Computer Sciences Corporation, a Nevada corporation (the "Corporation"), CSC Enterprises, a Delaware general partnership (the "Partnership"), the Lenders (as defined in the Credit Agreement) and Citicorp, USA, Inc., as Administrative Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement and not defined herein are used herein with the same meaning.

          _________________ (the "Assignor") and ___________ (the "Assignee")
agree as follows:

          1. The Assignor hereby sells and assigns without recourse to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (other than in respect of B Advances) which represents the percentage interest specified on Schedule 1 attached hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of B Advances), including, without limitation, such interest in the Assignor's Commitment and the A Advances owing to the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment, the amount of the A Advances owing to the Assignee, and the Commitment Termination Date of the Assignee will be as set forth in
Section 2 of Schedule 1 attached hereto. In consideration of Assignor's assignment, Assignee hereby agrees to pay to Assignor, on the Effective Date, the amount of $__________ in immediately available funds by wire transfer to Assignor's office at ________________________________________.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Partnership or the Corporation or the performance or observance by the Partnership or the Corporation of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 and Section 4.02 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].<FN1>

          4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

          5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

[FN]
<FN1> If the Assignee is organized under the laws of a jurisdiction outside the United States.

                                  Schedule 1
                                      to
                         ASSIGNMENT AND ACCEPTANCE

                            Dated ________, ____


Section 1.
---------

     Percentage Interest:                                   ______%

Section 2.
---------

     Assignee's Commitment:                                 $______
     Aggregate Outstanding Principal
          Amount of A Advances owing to the Assignee:       $______

     A Advances payable to the Assignee

                              Principal amount:             _______

     A Advances payable to the Assignor

                              Principal amount:             _______

     Assignee's Commitment Termination Date:                _________, _____



Section 3.
---------

     Effective Date<FN2>:  __________, _____

                              [NAME OF ASSIGNOR]

                              By: ____________________________
                                  Title:

                              [NAME OF ASSIGNEE]

                              By: ____________________________
                                  Title:

[FN]
<FN2> This date should be no earlier than the date of acceptance by the Agent.

                                        Domestic Lending Office
                                        (and address for notices):
                                        [Address]

                                        Eurodollar Lending Office:
                                        [Address]



Accepted this ____ day
of _____________, _____

CITICORP USA, INC., as Agent


By: ______________________
    Title:


COMPUTER SCIENCES CORPORATION,
a Nevada corporation


By: ______________________
    Title:


CSC ENTERPRISES, a Delaware
general partnership

By CSC ENTERPRISES, INC.,
   Its Managing Partner


   By: ____________________________
       Title:

                                  EXHIBIT C-1
                                  -----------

            [FORM OF OPINION OF ________________________________]

                               [EFFECTIVE DATE]


Citicorp USA, Inc., as Administrative Agent under the Credit Agreement
     (as hereinafter defined), and each
     of the lending institutions party
     to the Credit Agreement and listed
     on Schedule I attached hereto
     (collectively, the "Banks")

787 West 5th Street
27th Floor
Los Angeles, California 90071

     Re: Credit Agreement (Short Term Facility) dated as of August 20, 1999, among CSC Enterprises, Computer Sciences Corporation, the Banks and Citicorp USA, Inc., as Administrative Agent for the Banks
          -------------------------------------------------------------------


Ladies and Gentlemen:

          We have acted as special counsel to CSC Enterprises, a Delaware general partnership (the "Partnership"), and Computer Sciences Corporation, a Nevada corporation (the "Corporation"), in connection with the Credit Agreement (Short Term Facility) dated as of August 20, 1999 (the "Credit Agreement") among the Partnership, the Corporation, the Banks and Citicorp USA, Inc., as Administrative Agent for the Banks (in such capacity, the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined. This opinion is rendered to you pursuant to Section 3.01(h) of the Credit Agreement.

          In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following documents and instruments:

          (a)    the Credit Agreement;

          (b) a certificate of even date herewith of the corporate secretary of the Managing Partner attaching thereto and certifying (i) a copy of the certificate of incorporation and by-laws of the Managing Partner in effect on the date hereof, (ii) a copy of the corporate resolutions of the Managing Partner in respect of the Credit Agreement and the transactions contemplated thereby, (iii) incumbencies of certain officers of the Managing Partner, and (iv) a copy of the partnership agreement of the Partnership (the "Partnership Agreement") in effect on the date hereof; and

          (c) certificates of even date herewith of officers of the Managing Partner and the Corporation setting forth or certifying certain factual matters, a copy of such certificates having been delivered to the Agent.

          The Partnership and the Corporation are sometimes referred to herein collectively as the "Obligors".

          We have also reviewed such other documents, certificates or statements of public officials and such other persons, and have considered such matters of law, as we deem necessary for purposes of this opinion.

          We have, with your permission, assumed, without investigation or inquiry with respect to any such matter, that:

          (a) The Corporation is a validly existing corporation in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement. The Credit Agreement has been duly authorized by all necessary corporate action on the part of the Corporation and has been duly executed and delivered by the Corporation. The Managing Partner is a corporation validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to execute and deliver the Credit Agreement on behalf of the Partnership. The execution and delivery of the Credit Agreement by the Managing Partner, acting in its capacity as the managing general partner on behalf of the Partnership, has been duly authorized by all necessary corporate action on behalf of the Managing Partner, and the Credit Agreement has been duly executed and delivered by the Managing Partner. We understand that there has been delivered to you an opinion of Hayward D. Fisk, Vice President and General Counsel of the Corporation, dated the Effective Date to such effect.

          (b) To the extent that the obligations of the Obligors may be dependent upon such matters, each of the Banks and the Agent has all requisite power and authority to execute, deliver and perform its obligations under the Credit Agreement; the execution and delivery of the Credit Agreement and performance of such obligations have been duly authorized by all necessary action on the part of such Bank and the Agent; the Credit Agreement has been duly executed and delivered by such Bank or the Agent; and the Credit Agreement is the legal, valid and binding obligation of such Bank or the Agent, enforceable against it in accordance with its terms.

          (c) The signatures on all documents examined by us are genuine, and, except as to the Partnership (with respect to which the following assumption in this clause (c) does not apply), all individuals executing such documents were thereunto duly authorized.

          (d) The documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals.

          With respect to questions of fact material to the opinions expressed below, we have, with your consent, relied upon certificates of public officials and officers of the Managing Partner and the Corporation, in each case without having independently verified the accuracy or completeness thereof.

          With respect to any opinion herein in regard to the existence or absence of facts that is stated to be to our actual knowledge, such statement means that, during the course of our representation of the Obligors, no information has come to the attention of the lawyers in our Firm participating in such representation that has given them actual knowledge of facts contrary to the existence or absence of the facts indicated. No inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Obligors.

          Based upon the foregoing, and subject to the qualifications, exceptions, limitations and assumptions hereinafter set forth, we are of the opinion that:

          1. The Partnership is a general partnership validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own and operate its properties, to conduct its business as presently conducted, and to execute, deliver and perform its obligations under the Credit Agreement.

          2. The Credit Agreement has been duly authorized by all necessary partnership action on the part of the Partnership and has been duly executed and delivered by the Partnership. The Credit Agreement constitutes the legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms. The Credit Agreement constitutes the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

          3. Neither the execution and delivery by the Partnership of the Credit Agreement, nor consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof by the Partnership conflicts with or is a violation of, the Partnership Agreement, as in effect on the date hereof. Neither the execution and delivery by each Obligor of the Credit Agreement, nor the consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof by each Obligor will result in a violation of any applicable federal or New York law, governmental rule or regulation or of the General Corporation Law of the State of Delaware.

          4. Neither the making of the Advances on the Effective Date pursuant to, nor application of the proceeds thereof in accordance with, the Credit Agreement, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

          5. No consent, approval or authorization of, and no registration, declaration or filing with, any administrative, governmental or other public authority of the United States of America or the State of New York or under the General Corporation Law of the State of Delaware is required by law to be obtained or made by either Obligor for the execution, delivery and performance by such Obligor of the Credit Agreement, except such filings as may be required in the ordinary course to keep in full force and effect rights and franchises material to the business of the Obligors and in connection with the payment of taxes.

          6. Neither Obligor is an "investment company" or a Person directly or indirectly "controlled" by or "acting on behalf of" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Each of the opinions set forth, above are subject to the following qualifications, exceptions, limitations and assumptions:

          (a) Our opinions are subject to (i) the effect of bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws affecting enforcement of creditors' rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or transfers, preferential transfers or laws affecting distributions by corporations to stockholders and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or other equitable relief (whether sought in a proceeding at law or in equity).

          (b) We have assumed that no agreement exists that would expand, modify or otherwise affect the respective rights or obligations of the parties to the Credit Agreement. We have no actual knowledge of any such agreement.

          (c) We express no opinion with respect to the legality, validity, binding effect or enforceability of (i) any provision of the Credit Agreement regarding the remedies available to any party which permit any party to take discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Credit Agreement; (ii) any provision of the Credit Agreement to the effect that rights or remedies are not exclusive or may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iii) any waiver or any consents (whether or not characterized as a waiver or consent in the Credit Agreement) relating to the rights of the Obligors or duties owing to the obligations existing as a matter of law to the extent such waivers or consents are found by a court to be against public policy or are ineffective pursuant to New York statutes or judicial decisions; (iv) provisions construed as imposing penalties or forfeitures; (v) waivers of broadly or vaguely stated rights or unknown future rights; (vi) any provisions waiving the applicable statute of limitations; (vii) any rights of setoff, other than as provided by
Section 151 of the Debtor and Creditor Law of the State of New York, as interpreted by applicable judicial decisions; (viii) any provision relating to indemnification or contribution to the extent such indemnification or contribution relates to any claims made under the Federal securities laws or state securities or Blue Sky laws or is otherwise limited by public policy; or

(ix) any provisions requiring written amendments, waivers or other modifications of the Credit Agreement insofar as they suggest that the doctrine of promissory estoppel might not apply.

          We render no opinion herein as to matters involving the laws of any jurisdiction other than the United States of America and the State of New York; however, we are generally familiar with the General Corporation Law of the State of Delaware and the Uniform Partnership Law as in effect in the State of Delaware and have made such inquiries as we consider necessary to render our opinions expressed in Paragraphs 1, 2, 3 and 5 hereof. This opinion is limited to the effect of the present state of the laws of the United States of America and the State of New York and, to the extent set forth in the preceding sentence, the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, be changed.

          This opinion is rendered to the Agent and the Banks as of the date hereof in connection with the Credit Agreement, and may not be relied upon by any person other than the Agent and the Banks and their permitted assignees, or by them in any other context, and may not be furnished to any other person or entity without our prior written consent, provided that each Bank and its permitted assignees may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the independent auditors and attorneys of such Bank, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which the Bank is a party arising out of the transactions contemplated by the Credit Agreement, or (v) in connection with the assignment of or sale of participations in the Advances.

                                   Very truly yours,



                                   [FIRM NAME]

                                  Schedule I
                                      to
       [FORM OF OPINION OF _____________________________________________]


[List lending institutions party to Credit Agreement]

                                 EXHIBIT C-2
                                 -----------

                    [FORM OF OPINION OF GENERAL COUNSEL OF
                        COMPUTER SCIENCES CORPORATION]

                               [EFFECTIVE DATE]


Citicorp USA, Inc., as Administrative Agent under the Credit Agreement
   (as hereinafter defined), and each
   of the lending institutions party
   to the Credit Agreement and listed
   on Schedule I attached hereto
   (collectively, the "Banks")

787 West 5th Street
27th Floor
Los Angeles, California 90071

     RE: Credit Agreement (Short Term Facility) dated as of August 20, 1999, among Computer Sciences Corporation, CSC Enterprises, the Banks and Citicorp USA, Inc., as Administrative Agent for the Banks
          -------------------------------------------------------------------


Ladies and Gentlemen:

          I am the General Counsel of Computer Sciences Corporation, a Nevada corporation (the "Corporation"). This opinion is being rendered to you in connection with the Credit Agreement (Short Term Facility) dated as of August 20, 1999 (the "Credit Agreement") among the Corporation, CSC Enterprises, a Delaware general partnership (the "Partnership"), the Banks and Citicorp USA, Inc., as Administrative Agent for the Banks (in such capacity, the "Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

          In rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction as being true copies, of the following documents and instruments:

          (a)    the Credit Agreement;

          (b) a certificate of even date herewith of the corporate secretary of the Corporation as to corporate resolutions in respect of the Credit Agreement and the transactions contemplated thereby, incumbencies of certain officers and a copy of the certificate of incorporation and by-laws of the Corporation in effect on the date hereof;

          (c) a certificate of even date herewith of the corporate secretary of the Managing Partner as to corporate resolutions in respect of the Credit Agreement and the transactions contemplated thereby, incumbencies of certain officers and a copy of the certificate of incorporation and by-laws of the Managing Partner in effect on the date hereof; and

          (d) certificates of recent date of the Secretary of State of the State of Nevada as to the legal existence of each of the Corporation and the Managing Partner in good standing under the laws of the State of Nevada.

          I have also reviewed such other documents, certificates or statements of public officials and such other persons, and have made such other investigation of fact and law, as I deem necessary for purposes of this opinion.

          With respect to questions of fact material to the opinions expressed below, I have, with your consent, relied upon certificates of public officials and officers of the Corporation and the Managing Partner, in each case without having independently verified the accuracy or completeness thereof.

          Based upon the foregoing, I am of the opinion that:

          1. The Corporation is a validly existing corporation in good standing under the laws of the State of Nevada, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions which require such qualification, except to the extent that failure to so qualify would not have a material adverse effect on the Corporation. The Corporation has all requisite corporate power and authority to own and operate its properties, to conduct its business as presently conducted, and to execute, deliver and perform its obligations under the Credit Agreement. The Managing Partner is a corporation validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own and operate its properties, to conduct its business as presently conducted and to execute and deliver the Credit Agreement on behalf of the Partnership.

          2. The Credit Agreement has been duly authorized by all necessary corporate action on the part of the Corporation, and has been duly executed and delivered by the Corporation. The execution and delivery of the Credit Agreement by the Managing Partner, acting in its capacity as the managing general partner of the Partnership, has been duly authorized by all necessary corporate action on behalf of the Managing Partner, and the Credit Agreement has been duly executed and delivered by the Managing Partner.

          3. Neither the execution and delivery of the Credit Agreement by the Corporation, nor the consummation of the transactions contemplated thereby, nor compliance on or prior to the date hereof with the terms and conditions thereof, conflicts with or results in a breach of the certificate of incorporation or bylaws of the Corporation, each as in effect on the date hereof.

          4. Neither the execution and delivery by the Corporation of the Credit Agreement, performance of its respective obligations thereunder, nor the consummation of the transactions contemplated thereby, constitutes a violation of the General Corporation Law of the State of Nevada.

          5. No consent, approval or authorization of, and no registration, declaration or filing with, any administrative, governmental or other public authority is required to be obtained or made by the Corporation under the General Corporation Law of the State of Nevada for the execution, delivery and performance by the Corporation of the Credit Agreement, except such filings as may be required in the ordinary course to keep in full force and effect rights and franchises material to the business of the Corporation and in connection with the payment of taxes.

          I am admitted to the practice of law before the United States Supreme Court and several lower federal courts as well as the state courts of Kansas, Pennsylvania and the District of Columbia. My opinion with respect to foreign qualification contained in numbered paragraph 1 is based solely upon a review of unofficial compilations of the provisions of the statutory laws of the relevant jurisdictions. I expressly disclaim any obligation or undertaking to update or modify this opinion as a consequence of any future changes in the applicable laws or in the facts bearing upon this opinion.

          I call to your attention that I am not admitted to the practice of law in the State of Nevada; however I am familiar with the General Corporation Law of the State of Nevada and have made such inquiries as I consider necessary to render the opinions expressed herein with respect to the General Corporation Law of the State of Nevada.

          This opinion is limited to the effect of the present state of the General Corporation Law of the State of Nevada and the laws of the relevant jurisdictions, to the extent set forth in the preceding two paragraphs. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws, or the interpretation thereof, be changed.

          This opinion is rendered to the Agent and the Banks as of the date hereof in connection with the Credit Agreement, and may not be relied upon by any person other than the Agent and the Banks and their permitted assignees, or by them in any other context, and may not be furnished to any other person or entity without my prior written consent, provided that each Bank and its permitted assignees may provide this opinion (i) to bank examiners and other regulatory authorities should they so request or in connection with their normal examination, (ii) to the independent auditors and attorneys of such Bank, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which the Bank is a party arising out of the transactions contemplated by the Credit Agreement, or (v) in connection with the assignment of or sale of participations in the Advances.

                                   Very truly yours,


                                   Hayward D. Fisk, Esq.

                                  Schedule I
                                      to
                     [FORM OF OPINION OF GENERAL COUNSEL OF
                         COMPUTER SCIENCES CORPORATION]


[List lending institutions party to Credit Agreement]

                                 EXHIBIT D

                       [FORM OF EXTENSION REQUEST]

                             CSC ENTERPRISES,
                     A DELAWARE GENERAL PARTNERSHIP

                      COMPUTER SCIENCES CORPORATION

                   REQUEST FOR EXTENSION OF COMMITMENT
                              TERMINATION DATE

                                                                     [Date]


[Name and Address of Lender]

          Pursuant to that certain Credit Agreement (Short Term Facility) dated as of August 20, 1999 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among Computer Sciences Corporation (the "Corporation"), CSC Enterprises (the "Partnership"), certain Lenders party thereto and Citicorp USA, Inc., as Administrative Agent for said Lenders (the "Agent"), this represents the Partnership's and the Corporation's joint request to extend the Commitment Termination Date of each Lender pursuant to Section 2.16 of the Credit Agreement.

          Each of the undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the effectiveness of the extension requested hereby ("Proposed Extension"):

          (a) the representations and warranties contained in Article IV of the Credit Agreement are correct, before and after giving effect to the Proposed Extension, except to the extent that any such representation and warranty expressly relates only to an earlier date, in which case they were correct as of such earlier date;

          (b) no event has occurred and is continuing, or would result from the Proposed Extension, which constitutes an Event of Default or a Potential Event of Default; and

          (c) the balance sheet of the Corporation and its Subsidiaries as at ___________, ____<FN1>, and the related statements of income and retained earnings of the Corporation and its Subsidiaries for the fiscal year then ended, and the balance sheet of the Partnership and its Subsidiaries as at

[FN]
<FN1> Insert date of the most recent audited balance sheet of the Corporation and its Subsidiaries.

                 _________, ____<FN2>, and the related statements of income and retained earnings of the Partnership for the fiscal year then ended, copies of each of which have been furnished to each Lender, fairly present the financial condition of the Corporation and its Subsidiaries or the Partnership and its Subsidiaries, as the case may be, as at such applicable date and the results of the operations of Corporation and its Subsidiaries or the Partnership and its Subsidiaries, as the case may be, for the fiscal year ended on such applicable date, all in accordance with GAAP consistently applied, and since __________, ____<FN1>, and ___________, ____<FN2>, respectively, there has been no material adverse change in the business, condition (financial or otherwise), operations or properties of the Corporation and its Subsidiaries, taken as a whole, or of the Partnership and its Subsidiaries, taken as a whole.

          The Corporation hereby further certifies that after giving effect to the Proposed Extension, the aggregate amount of the Guarantied Obligations (as defined in the Credit Agreement), together with all other Debt (including any Advances under the Credit Agreement) incurred by Corporation pursuant to the resolutions of the Board of Directors of the Corporation authorizing the Credit Agreement, does not exceed the aggregate amount of Debt authorized by such resolutions.

          Please indicate your consent to such extension of the Commitment Termination Date by signing the attached copy of this request in the space provided below and returning the same to the undersigned by _______________, _____<FN3>.

                              Very truly yours,


                              CSC ENTERPRISES, a Delaware general partnership

                              By CSC ENTERPRISES, INC.,
                                 Its Managing Partner


                                 By: _____________________
                                     Title:




[FN]
<FN2> Insert date of the most recent audited balance sheet of the Partnership and its Subsidiaries.
<FN3> Insert fifteenth day prior to the Current Termination Date (as defined in Section 2.16 of Credit Agreement).

                              COMPUTER SCIENCES CORPORATION


                              By: __________________________
                                  Title:



The undersigned Lender
hereby consents to the extension
of its Commitment Termination
Date as requested above.  This
consent is subject to the terms
of Section 2.16 of the Credit
Agreement.

DATED: ___________________

[LENDER]



By: _____________________
    Title:



